CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS AGREEMENT (INDICATED BY “[***]”) BECAUSE SUCH INFORMATION IS BOTH NOT MATERIAL AND THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. (1) THE EXISTING SHAREHOLDERS (2) CIRRATA V LLC (3) AMBAC FINANCIAL GROUP, INC. and (4) BEAT CAPITAL PARTNERS LIMITED SHAREHOLDERS' AGREEMENT relating to Beat Capital Partners Limited

Contents Page 1. Definitions and interpretation 2 2. Termination of Previous Shareholders' Agreement 20 3. The Business of the Company 21 4. The Board 22 5. Reserved Matters 27 6. Budgets and financial information 28 7. Underwriting franchise management 31 8. Management incentive plan 31 9. Special long-term incentive plan 31 10. Company property and Intellectual Property 31 11. Shareholder restrictions 32 12. Insurance 36 13. Transfers of Shares 37 14. General Transfer Terms 60 15. Leavers 62 16. Obligations of Outgoing Shareholder 63 17. Duration and termination 64 18. Confidentiality 64 19. Compliance 66 20. Guarantee 67 21. Entire Agreement 68 22. Notices 69 23. Damages not an adequate remedy 70 24. Conflict with the Articles 70 25. Costs 70 26. Registration, Stamp, Transfer Taxes and Duties 70 27. Waiver 70 28. Further Assurance 71 29. Unlawful fetter 71 30. Several liability 71 31. Severance 71 32. No partnership 71 33. Variation 71 34. Assignment 72 35. Rights of Third Parties 72 36. Counterparts 72 37. Governing Law and Jurisdiction 72 38. Process Agent 73 Schedule 1 : Shareholders 74 Schedule 2 : Deed of Adherence 76

Schedule 3 : Reserved Matters 79 Schedule 4 : Board Matters 80 Schedule 5 : Adjusted EBITDA 84 Schedule 6 : Extracts from previous Shareholders’ Agreements 94 Schedule 7 : MIP Summary Terms 95 Schedule 8 : Underwriting Franchise Management for existing Subsidiaries 100

Dated 2024 BETWEEN: (1) THOSE PERSONS LISTED IN Part B of Schedule 1 (the "Existing Shareholders"); (2) CIRRATA V LLC, a Limited Liability Company organised and existing under the laws of the State of Delaware ("Cirrata"); (3) AMBAC FINANCIAL GROUP, INC., a Corporation incorporated and existing under the laws of the State of Delaware ("Ambac") for the purpose of clause 20 only; and (4) BEAT CAPITAL PARTNERS LIMITED, a limited liability company incorporated and existing under the laws of England and Wales (with registered number 10198821) whose registered address is at 5th Floor, 6 Bevis Marks, London, EC3A 7BA ("Company"). BACKGROUND (A) The Company was originally incorporated on 25 May 2016 as the vehicle for the establishment of an underwriting management business. (B) Cirrata acquired Shares through the acquisition of Shares from the Existing Shareholders, and other then-shareholders of the Company, pursuant to a share purchase agreement between the Existing Shareholders and Cirrata, inter alia, dated [●] (the "Share Purchase Agreement"). (C) Immediately prior to completion of the Share Purchase Agreement, the Share Capital was organised in the manner set out in Schedule 1. (D) The Existing Shareholders, Cirrata and the Company have agreed to enter into this Deed in order to govern the interaction and relationship between themselves and the ongoing conduct and organisation of the Company and the Business, on the terms and subject to the conditions set out in this Deed. It is agreed as follows: 1. Definitions and interpretation 1.1 The definitions and rules of interpretation in this clause apply in this Deed, including the Background: "Accounting Reference Date" 31 December (or such other date as determined in accordance with this Deed); "Additional Shares" as defined in clause 13.2.1(a)(i)(c); "Adjusted EBITDA" has the meaning given to it in Schedule 5; "Affected Shareholder" as defined in clause 33; "Agreed Retirement Circumstances" [***]

"Ambac Group" Ambac and each of its subsidiaries and subsidiary undertakings from time to time, excluding the Group; "Ambac Stock" duly authorised, validly issued, fully paid and non-assessable shares of common stock, par value $0.01 per share, of Ambac; “Ambac Stock Price” as defined in clause 13.2.9(a)(i); "Articles" the articles of association of the Company from time to time; "Associated Company" in relation to a relevant company, any subsidiary, undertaking or parent of that company or any subsidiary undertaking of that parent company, including, where used in respect of BCC, (a) any Fund in respect of which (i) that relevant company (or any subsidiary or parent of that company or any subsidiary undertaking of that parent company); or (ii) that relevant company's (or its subsidiary or parent of that company or any subsidiary undertaking of that parent company) general partner, trustee, or nominee, manager or adviser (excluding professional advisers), in either case, is a general partner, trustee, or nominee, manager or adviser or (b) any Associated Company of the relevant Fund, save that where used in relation to BCC for the purpose of clause 13.1.3, any co-investment vehicle or partnership of BCC shall be an Associated Company only where such entity is Controlled by another Associated Company of BCC, and provided further any entity which is either a Competitor or a person other than a Fund in respect of which a Competitor is its primary asset shall not be an Associated Company; "Associated Person" in relation to any person, any officer, employee, consultant, agent, representative or professional advisor or other person who performs services for or on that person's behalf; “Attorney” as defined in clause 13.6.1; "Auditors" Ernst & Young LLP or such other auditor as may be appointed from time to time in accordance with this Deed; "Bad Leaver" any Management Shareholder: (a) who becomes a Leaver other than in circumstances where they are a Good Leaver including: (i) dismissal in circumstances justifying lawful summary dismissal; (ii) lawful dismissal for breach of any restrictive covenant in this Deed (save that an immaterial procedural irregularity shall not make an otherwise lawful dismissal unlawful); and (iii) resignation (other than resignation for Good Reason); or (b) who having been a Good Leaver subsequently becomes a Bad Leaver pursuant to the operation of clause 15.7; "BCC" BCC Buffalo Bidco Limited; "BCC Corporate Member" BCC CCM Limited, with company registration number 12795757; "Board" the board of directors of the Company;

"Board Matter" each matter set out in Schedule 4; “Bona Fide Retirement” resignation by an employee, director or consultant of a Group Company without the intention of taking up new employment or a directorship in a financial services or insurance business during the Restricted Period, other than acting as a part-time non-executive director in a business that is not conducting a Competing Activity; "Budget" the budget for the Group, approved or amended from time to time by the Board; "Business" the profession, trade or business of underwriting insurance or reinsurance business on behalf of third parties to be carried on by the Company and/or any Subsidiaries or any such other business determined by the Board in accordance with this Deed; "Business Day" a day other than a Saturday, Sunday or public holiday in London, United Kingdom or New York City, USA; "Business Plan" the plan for the Business and related forecasts and projections, including proposals for the establishment of further Subsidiaries, as may be amended from time to time by the Board; "Callable Shares" in respect of a Called Shareholder: (a) on a proposed sale of Cirrata's Shares which would result in a Loss of Control but not a Change of Control, such number of Shares which represents the same proportion of Shares as Cirrata proposes to sell to the Proposed Buyer; and (b) on a proposed sale of Cirrata's Shares which would result in a Change of Control, all of the Shares held by the Called Shareholder; "Called Shareholder" as defined in clause 13.4.1(a); "Called Shares" means all Called Shares for which Cirrata has exercised its Drag Along Option; "Call Option" as defined in clause 13.2.2; “Cash Held for Working Capital Requirement” an amount equal to estimated trapped cash of the Company or the relevant Subsidiary based on three months’ budgeted expenses, which are to be assessed by the Board as budgeted expenses (including the estimated bonus payment but excluding expenses recharged, whether through a service fee for personnel services or an expense recharge to a Syndicate by a Group Company save for any profit element in such recharged expenses) less budgeted investment income for the following financial year, divided by four; which estimate will be undertaken on a Group Company by Group Company basis, with adjustment made for the Company’s ownership stake "Change of Control" a transaction or series of transactions pursuant to which a person or connected persons acting in concert (other than a person who is a member of the Ambac Group) acquires a majority of either the Shares then in issue (or the shares or other equity securities of Cirrata or any new holding company of the Company or Cirrata formed for the purpose of facilitating such transaction or transactions);

“Closing Date” as defined in clause 13.2.9; "Companies Act 2006" the relevant provisions of the Companies Act 2006 (as amended), as are applied to companies in accordance with regulations made under that Act; “Competing Activity” being engaged (including as an employee, director, consultant or investor) in any trade or business which competes with the business of the Group at the relevant time: (a) that is predominantly a managing general underwriter (“MGU”) or MGA business operating in London, Bermuda and/or the USA; or (b) that is involved in the development or launch of any new MGA or MGU businesses and such employment, directorship, consultancy or other engagement is directly involved in such development or launch; or (c) that is part of a large, diversified insurance group and such employment, directorship, consultancy or engagement is personally involved in any MGA or MGU activities within the group and for these purposes “personally involved” shall not include where the person’s only involvement is as a director, employee, consultant or other engagement with another company in the group (including a holding company) that does not itself carry out MGA or MGU activities; or (d) that is involved in any MGA or MGU activities and in that context (including in the context of any of the businesses in (a) –(c) above) such employment, directorship, consultancy or other engagement includes directly soliciting underwriting capacity partners of the Group, for the purposes of underwriting capacity for the MGA or MGU activities, to the extent such capacity partnerships were in force or being negotiated at the time of the relevant individual’s employment, directorship, consultancy or other engagement with the Group or soliciting existing insurance and/or reinsurance clients of the Group; or (e) that is predominantly engaged in a business activity that is not conducted by the Group on 1 January 2024 (other than the operation of a Lloyd’s managing agent) but is commenced by any Group Company after such date and prior to the relevant individual's employment, directorship, consultancy or engagement with the Group being resigned by the individual or otherwise terminated, and where such business activity is a material activity of the Group in relation to the financial result of the Group as a whole; but excluding being the holder or beneficial owner by way of bona fide personal investment, of any class of securities in any listed company and not in excess of 5% of the issued share capital of such listed company. "Competitive Information" Confidential Information which is sensitive and specific commercial information relating to a Group Company, including any of the following types: (i) internal financial information relating to revenue, costs, profit margins, cash flow, asset and liabilities; (ii) underwriting data; (iii) information on current and future customer proposition, including pricing and commercial terms; (iv) auction bid information; (v) economic and commercial terms of individual contracts or agreements with customers or suppliers; and (vi) individual data of brokers, underwritings, capacity providers, customers and suppliers; "Competitor" any entity engaging in any trade or business that competes with the business of the Group at the relevant time including any trade of business: (a) that is predominantly a managing general underwriter (“MGU”) or MGA business operating in London, Bermuda and/or the USA; or (b) is involved in the development or launch of any new MGA or MGU businesses; or (c) that is predominantly engaged in a business activity that is not conducted by the Group at the date of this Deed (other than the operation of a Lloyd’s managing agent) but is commenced by any Group Company after the date of this Deed and where such business activity is a material activity of the Group in relation to the financial result of the Group as a whole; "Completion" [●], being the date of completion of Cirrata's obligations under the Share Purchase Agreement; "Confidential Information" any of the following information, documents, papers or property which, at any time, comes into the possession or under the control of any Group Company or any Shareholder in the course of the Business and which the relevant Group Company or Shareholder regards or could reasonably be expected to regard as confidential, whether or not such information is, in itself, confidential, marked as "confidential" or reduced to tangible form: (a) the existence of and provisions of this Deed (including the name of the parties to such agreement) and the process of their negotiation; (b) any information relating to any Shareholder or its Associated Companies, or, in respect of any Existing Shareholder only, the Company, any Group Company or the Business; (c) in respect of any Existing Shareholder only, any information relating to the prospective business, technical processes or other know-how, computer software, Intellectual Property or finances of any Group Company, including price lists, lists and details of clients and suppliers; (d) in respect of any Existing Shareholder only, any information relating to the affairs of any clients, supplier, agent, distributor or sub-contractor of any Group Company; (e) in respect of any Existing Shareholder only, any documents, papers and property which may have been made or prepared by, or at the request of, any Group Company or which come into any Group Company’s possession or under any Group Company’s control in the course of the Business; and (f) compilations of two or more items of such information referred to in (a) to (d) above and all information which has been, or may be, derived or obtained from any such information, but excluding:

(a) any information which is or becomes publicly known (other than in either case as a result of a breach of the provisions of this Deed); (b) save in the case of the information in limb (a) of the definition of Confidential Information, information a party can show was already known to it or was made known to it by a third party who was entitled to do so (and was not in breach of an obligation of confidence) and who did not impose an obligation of confidence or restricted use; or (c) information required to be disclosed by any law or regulation applicable to any Shareholder or the Company; "Control" (a) the power (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) to appoint and/or remove all or such members of the board of directors or other equivalent governing body of a person as are able to cast 50.00% or more of the votes capable of being cast by the members of that board or body on all, or substantially all, matters, or otherwise to control or have the power to control the policies and affairs of that person; or (b) the holding and/or possession of the beneficial interest in and/or the ability to exercise or procure the exercise of the voting rights applicable to shares or other securities in any person (whether directly or by means of holding such interests in one or more other persons) which confer in aggregate on the holder thereof (directly or indirectly) 50.00% or more of the total voting rights exercisable at general meetings of that person on all, or substantially all, matters; the term "Controlled" shall be construed accordingly; “Covered Persons” as defined in clause 13.2.14(g)(i); "Deed" this shareholders' agreement as modified, amended or replaced from time to time in accordance with the terms herein; "Deed of Adherence" a deed in the form (or substantially the form) set out in Schedule 2; "Directors" any director of the Company appointed in accordance with the terms of this Deed and the Articles and, where the context requires, shall also include an alternate of a Director, and "Director" means any one of them; "Drag Along Documents" as defined in clause 13.4.1(d)(v); "Drag Along Option" as defined in clause 13.4.1(a); "Drag Along Sale" as defined in clause 13.4.1(b); “Effective Date” as defined in clause 13.2.14; “Effectiveness Period” as defined in clause 13.2.14(c); "Encumbrance" any mortgage, charge (fixed or floating), pledge, lien, hypothecation, guarantee, trust, right of set off or other third party or interest (legal or equitable) including any assignment by way of security, reservation of title or other security interest of any kind, howsoever created or arising, or any other agreement or arrangement or obligation (including any conditional obligation) (including a sale and repurchase agreement) having similar effect; “Exchange Act” the US Securities Exchange Act of 1934, as amended; "FCA" the Financial Conduct Authority or any successor body; “Filing Date” as defined in clause 13.2.14; "Fund" any unit trust, investment trust, limited partnership, general partnership or their collective investment scheme or body corporate or other entity in each case the assets of which are managed professionally for investment purposes, provided that references to Fund in Clause 11 shall be construed as references to the general partner or manager of the Fund; "Funds at Lloyd's" as defined in the Lloyd's Membership Byelaw (No 5 of 2005); "Good Leaver" any individual Shareholder holding Shares in a personal capacity who becomes a Leaver as a result of any of the following: (a) death; (b) permanent disability or permanent incapacity of such Shareholder (or the inability of such Shareholder to carry out their normal duties on an indefinite basis due to caring responsibilities for their spouse, civil partner, or child (including a stepchild) who has suffered a permanent disability or permanent incapacity); (c) dismissal other than in circumstances justifying lawful summary dismissal (it being acknowledged that (i) circumstances that are determined by an employment tribunal or Court to constitute wrongful or unfair dismissal (other than wrongful dismissal that is solely on procedural grounds), or constructive dismissal, and (ii) redundancy as defined in the Employment Rights Act 1996, are not circumstances justifying lawful summary dismissal); (d) resignation for Good Reason; (e) [***] (f) [***]; and (g) any person who Cirrata agrees in writing should be treated as a 'Good Leaver'; "Good Reason" resignation of an employee, consultant or director for any of the following reasons: (a) constructive dismissal; (b) a material diminution in the job title, duties and/or responsibilities as in existence as of the date of this Deed (other than during any termination notice period (or equivalent) as provided in the contract of employment or engagement), without the individual’s written consent; (c) a relocation of the individual’s place of work to a location more than 50 miles from the current location as at the date of this Deed, without the individual’s written consent;

(d) any other reason as approved in writing by Cirrata; "Group" the Company and any Subsidiary from time to time and "Group Company" means any one of them; "Guaranteed Obligations" all present and future obligations and liabilities of Cirrata under this Deed and, if required under clause 20.11, the obligations and liabilities of the Co-Guarantor under the Co-Guarantee; “holding company” as defined in clause 1.4; “Immediate Relation” in the case of an individual Shareholder, a: (a) spouse; (b) civil partner; (c) child (including an adopted child); or (d) a trust set up wholly for the benefit of either the relevant Shareholder and/or his other Immediate Relations as specified in paragraphs (a), (b) and (c) above, of that individual Shareholder; "Intellectual Property" patents and patent applications, utility models, rights to inventions (whether or not patentable), copyrights and copyrightable works and corresponding rights in works of authorship (whether or not published), trademarks and service marks, logos, trade names, corporate names and domain names, rights in get-up and trade dress, goodwill associated with any of the foregoing, rights in designs, data and database rights, know-how and trade secrets, and all other intellectual property and similar proprietary rights, including rights in software and other technology, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world; “Leakage” has the meaning given to this term in the Share Purchase Agreement as if (i) the Locked Box Accounts were the Company’s consolidated financial accounts for the Relevant Year and (ii) the “Locked Box Date” were 31 December of the Relevant Year; “Leaver” a Shareholder (i) whose employment, service or engagement with the Company, any Group Company, Ambac or any company in the Ambac Group terminates; or (ii) who gives or receives notice of termination of employment, service or engagement with the Company, any Group Company or any company in the Ambac group, and in both cases the Shareholder does not continue in employment, service or engagement with another Group Company or another Ambac Group company; "Leaving Date" a date on which an Outgoing Shareholder ceases to be a Shareholder under this Deed; "Lloyd's" the Society incorporated by Lloyd's Act 1871 by the name of Lloyd's; "Loss of Control" a transaction or series of transactions pursuant to which Cirrata (or any other members of the Ambac Group other than a Group Company) ceases to hold a majority of the voting rights in respect of shares then in issue (or the shares or other equity securities of Cirrata or any new holding company of Cirrata or the Company formed for the purpose of facilitating such transaction or transactions), but which does not result in a Change of Control; “Losses” as defined in clause 13.2.14(g)(i); "Management Shareholder" the persons listed at Part B of Schedule 1 excluding BCC; "Management Shareholders' Representative" [***] ; "Manager" any individual who is appointed to assume a key senior role in the Company and the running of the Business (whether as director, consultant or employee) or who is a senior employee of the Group or is designated as such by the Board; “MGA” an insurance managing general agent or managing general underwriter operating in London, Bermuda and/or the USA; "MGA Agreement" in respect of a Subsidiary, the shareholders' agreement in effect or to be entered into between the Company (or another Group Company), the Underwriters and such Subsidiary; "MIP" as defined in clause 8.1;

“Net Debt” for a Relevant Year, means the consolidated financial indebtedness less cash and cash equivalents (excluding any amount required to be held as regulatory capital, cash held as security or any other restricted cash, including fiduciary balances and Cash Held for Working Capital Requirement) in each case of the Company or, in the context of Schedule 8, the relevant Subsidiary (it being acknowledged that such amount may be a positive or a negative number), as shown in the Company’s or, as the case may be, the Subsidiary's consolidated financial accounts for the Relevant Year increased by the amount of accrued liabilities on the balance sheet of the Company or the relevant Subsidiary for actual or expected dilapidations charges on properties; "New Articles" the amended articles of association to be adopted by the Company at Completion; "Non-Hire Period" as defined in clause 11.9.4; "Non-Solicit Period" as defined in clause 11.9.3; "Option Exercise Date" as defined in clause 13.2.1(b); "Option Exercise Notice" as defined in clause 13.2.1(c); "Option Exercise Period" as defined in clause 13.2.1(d); "Ordinary Shares" the ordinary shares each in the capital of the Company; "Outgoing Shareholder" any person who ceases to be a Shareholder of the Company for any reason; “Outstanding Shares” the number of outstanding shares of common stock of Ambac as of the final day of the Trading Period as reported by the Transfer Agent; "PRA" the Prudential Regulation Authority or any successor body; "Previous Shareholders' Agreement" the shareholders' agreement relating to the Company dated 30 August 2020, as amended and restated on 11 November 2020, 10 May 2021 and 3 January 2023, and amended on 1 September 2023, as amended from time to time; "Process Agent" as defined in clause 38.1; “Prohibited Transferee” any person with whom any Shareholder is prohibited or restricted from doing business or from dealing whether by law or regulation; "Proposed Buyer" a bona fide arm's length third party purchaser on arm's length terms; "Proposed Transfer" as defined in clause 13.5.1; "Put Option" as defined in clause 13.2.2; "Reference Date" as defined in clause 11.9.5; “Registrable Securities” as defined in clause 13.2.14(a); "Regulatory Authority" the FCA, PRA and Lloyd's or any other competent governmental, statutory or regulatory authority having regulatory or supervisory authority or jurisdiction or control over a party in relation to the fulfilment of their obligations hereunder; "Regulatory Extension" with respect to any time period and applicable transaction, an extension of such time period until such time as any requisite or material regulatory, antitrust, governmental or contractual approval (from a third party that is not a party to such applicable transaction) is obtained, so long as the applicable parties are undertaking reasonable efforts to obtain such approval and such approval may reasonably be expected to be obtained; provided that such extension may not exceed a total aggregate period of six months from the relevant date that a binding agreement for the sale of Shares has been entered into, without the approval of the Board in respect of any matter that is not a mandatory and suspensory condition to completion of the relevant transfer; "Relevant Party" as defined in clause 38.1; "Relevant Shares" as defined in clause 13.2.1(a); "Remaining Shareholders" as defined in clause 13.5.2(a); "Required Consent" has the meaning given in clause 5.1.2; “Resale Registration Statement” as defined in clause 13.2.14(a); "Reserved Matters" those matters as listed at Schedule 3; "Restricted Period" as defined in clause 11.9.2; "Sale Completion Date" as defined in clause 13.4.2(b); “Scheme of Delegation” a scheme for the delegation of any powers, authorities, rights or obligations of the Board to the Managers, as determined by the Board from time to time; “Seller” as defined in clause 13.2.14(a); “SEC” the United States Securities and Exchange Commission; “Securities Act” the US Securities Act of 1933, as amended; "Senior Employee" as defined in clause 11.9.6; "Share" any share in the capital of the Company of whatever class; "Share Capital" all of the issued Shares of the Company from time to time; "Share Purchase Agreement" as defined in paragraph (B) of the Background; "Shareholders" persons holding Shares in the Company from time to time; "Subsidiary" any subsidiary of the Company from time to time; "Subsidiary MGA" a Subsidiary that has received approval to act as a coverholder; "Syndicate" Syndicate No. 4242 at Lloyd's, Syndicate No. 1416 at Lloyd's and any other syndicate at Lloyd's agreed between the Shareholders to be included as a Syndicate in respect of the Business; "Tag Along Documents" as defined in clause 13.5.2(c)(iv); "Tag Along Offer" as defined in clause 13.5.2(a); "Tag Along Offer Notice" as defined in clause 13.5.2(c); "Tag Along Offer Sale Date" as defined in clause 13.5.2(c); “Tag Along Sale” as defined in clause 13.5.2(e); "Tagging Shares" in respect of a Remaining Shareholder: (a) on a proposed sale of Cirrata's Shares which would result in a Loss of Control but not a Change of Control, such number of Shares which represents the same proportion of Shares as Cirrata proposes to sell to the Proposed Buyer; and (b) on a proposed sale of Cirrata's Shares which would result in a Change of Control, all of the Shares held by the Remaining Shareholder; "Tax" or "Taxation" all forms of taxation (other than deferred tax) and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions and levies, in each case in the nature of tax, whether levied by reference to income, profits, gains, net wealth, asset values, turnover, added value or otherwise and shall further include payments to a Tax Authority on account of Taxation, whenever and wherever imposed and whether chargeable directly or primarily against or attributable directly or primarily to a Group Company or any other person and all penalties and interest relating thereto; "Tax Authority" any taxing or other authority competent to impose any liability in respect of Taxation or responsible for the administration and/or collection of Taxation or enforcement of any law in relation to Taxation; "Tax Benefit" as defined in clause 13.2.16(d); “Trading Period” as defined in clause 13.2.9(b)(i); “Transaction Documents” the Share Purchase Agreement, the Tax Deed (as defined in the Share Purchase Agreement), the Disclosure Letter (as defined in the Share Purchase Agreement) and all documents entered into pursuant to the Share Purchase Agreement; "Transfer" in relation to any share or any directly or indirectly held legal or beneficial interest in any share, to: (a) sell, assign, transfer or otherwise dispose of such share or interest; (b) create or permit to subsist any Encumbrance over such share or interest; (c) direct (by way of renunciation or otherwise) that another person should, or assign any right to, receive such share or interest; (d) enter into any agreement in respect of the votes or any other rights attached to such share other than by way of proxy for a particular shareholder meeting; (e) enter into any sub participation, derivative arrangement or other transfer of beneficial ownership or economic interest of any kind in respect of such share or interest; or (f) agree or grant an option, whether or not subject to any condition precedent or subsequent, to do any of the foregoing, whether directly or indirectly, whether with or without consideration, conditionally or unconditionally and whether voluntarily or involuntarily or by operation of law, provided that (i) pledges or hypothecations in connection with borrowing transactions (provided that any realisation on such pledge or hypothecation must itself follow the Transfer restrictions herein), including any borrowing transaction entered into by the BCC Corporate Member for the provision of Funds at Lloyd's by a third party lender, and (ii) the creation of any Encumbrance over an interest in a Fund (provided that any realisation on any such Encumbrance must itself follow the Transfer restrictions herein), shall not be deemed to be a transfer or Transfer for any purpose under this Deed or the Articles. The terms "Transferring", "Transferred", "Transferor" and "Transferee" shall be construed accordingly; “Transfer Agent” Computershare Inc., 462 South 4th Street, Suite 1600, Louisville, KY 40202, in its capacity as the transfer agent of Ambac (or any successor); "Transfer Value" means in relation to a transfer of Shares by a Called Shareholder (for the purposes of clause 13.4) or a Remaining Shareholder (for the purposes of clause 13.5), the portion of the total proceeds that the holder of such Shares would be entitled to receive in the event of an apportionment of proceeds following a sale of the Company (in accordance with clauses 13.4 and 13.5) on the assumption that the ‘total proceeds’ of sale for such purposes shall be the value of the Company that is implicit in the price that is offered by the purchaser; "Underwriter" an underwriter or underwriters or any other natural person other than the Company who acquires shares in a Subsidiary; "Unexercised Call Options" as defined in clause 13.2.1(e); "Unexercised Put Options" as defined in clause 13.2.1(f); "Voting Rights" the voting rights attaching to all issued Shares from time to time; "Working Capital" the Net Assets of the Group excluding: a. certain assets being intangible assets, fixed assets, and assets included within the calculation of Net Debt; and b. certain creditors being creditors related to the Syndicates’ funding of fixed assets and creditors included within the calculation of Net Debt; "Working Capital Adjustment" the difference between the Working Capital at 31 December of the Relevant Year and the average Working Capital for the 12 months from the 31 December of the year preceding the Relevant Year to 31 December of the Relevant Year; and "Year of Account" means a Lloyd's underwriting year of account. 1.2 Singular, plural, gender

References to one gender include all genders and references to the singular include the plural and vice versa. 1.3 References to persons and companies References to: 1.3.1 a "person" include any individual, firm, body corporate (wherever incorporated), government, state or agency of a state or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality); and 1.3.2 a "company" include any company, corporation or body corporate, wherever incorporated. 1.4 References to subsidiaries and holding companies A company is a "subsidiary" of another company (its “holding company”) if that other company, directly or indirectly, through one or more subsidiaries: 1.4.1 holds a majority of the voting rights in it; 1.4.2 is a member or shareholder of it and has the right to appoint or remove a majority of its board of directors or equivalent managing body; 1.4.3 is a member or shareholder of it and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it; or 1.4.4 has the right to exercise a dominant influence over it, for example by having the right to give directions with respect to its operating and financial policies, with which directions its directors are obliged to comply. 1.5 Meaning of "material" In this Deed, "material" shall be construed, as applicable, to mean material to the relevant person, material to the relevant contract, agreement or obligation or material to the relevant issue or event. 1.6 Headings Headings do not affect the interpretation of this Deed. 1.7 Schedules, etc. References to this Deed shall include any Recitals and Schedules to it and references to clauses and Schedules are to clauses of, and Schedules to, this Deed. References to paragraphs and Parts are to paragraphs and Parts of the Schedules. 1.8 Reference to documents

References to any document (including this Deed), or to a provision in a document, shall be construed as a reference to such document or provision as amended, supplemented, modified, restated or novated from time to time. 1.9 Information References to books, records or other information mean books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm. 1.10 Currencies, exchange rates 1.10.1 References to sterling or pounds sterling or £ are references to the lawful currency from time to time of the United Kingdom. 1.10.2 References to dollars or USD or $ are references to the lawful currency from time to time of the United States of America. 1.10.3 For the purposes of applying a reference to a monetary sum expressed in sterling, except as otherwise provided for in this Deed, an amount in a different currency shall be deemed (a) in respect of amounts payable pursuant to clauses 13.2 and 15 to be an amount in sterling translated at the exchange rate at the date that Cirrata (or, in the case of a Put Option, the relevant Existing Shareholder) exercises its rights under the relevant clause or (b) to be an amount in sterling translated at the exchange rate at the date of the time of the relevant payment was, or should have, been made under the terms of this Deed or, if the reference to a monetary sum does not relate to a payment, the date of this Deed (or, if the date of the relevant payment or this Deed (as applicable) is not a Business Day, then the first Business Day immediately following such date). For the purposes of this clause 1.10.3, "exchange rate" means, with respect to a particular currency, the spot rate of exchange (the closing mid-point) for that currency into sterling on such date as published in the London edition of the Financial Times, or if not published on such date, first published thereafter or, where no such rate is published in respect of that currency for such date, at the rate quoted by Barclays Bank as at the close of business in London as at such date. 1.11 Legal terms and enactments 1.11.1 References to any English legal term shall, in respect of any jurisdiction other than England and Wales, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction. 1.11.2 Except as otherwise expressly provided in this Deed, any express reference to an enactment (which includes any legislation in any jurisdiction) includes references to:

(a) that enactment as amended, consolidated or re-enacted by or under any other enactment before or after the date of this Deed; (b) any enactment which that enactment re-enacts (with or without modification); and (c) any subordinate legislation (including regulations) made (before or after the date of this Deed) under that enactment, as amended, consolidated or re-enacted as described at 1.11.2 or (a) above. 1.12 Non-limiting effect of words The words "including", "include", "in particular" and words of similar effect shall not be deemed to limit the general effect of the words that precede them. 1.13 Meaning of "to the extent that" and similar expressions In this Deed, "to the extent that" shall mean "to the extent that" and not solely "if", and similar expressions shall be construed in the same way. 1.14 Inconsistencies Where there is any inconsistency between the definitions set out in this clause 1 and the definitions set out in any other clause or any Schedule then for the purposes of construing such clause or Schedule the definitions set out in such clause or Schedule shall prevail. 1.15 Percentages In this Deed, all percentages (%) in respect of Outstanding Shares shall be determined on a fully diluted basis.

2. Termination of Previous Shareholders' Agreement 2.1 It is acknowledged that on Completion the Previous Shareholders' Agreement automatically ceased to be of effect with regard to the Existing Shareholders and all rights and obligations thereunder terminated (other than with respect to clauses 4.6 to 4.13 of the Previous Shareholders' Agreement and which are set out in Schedule 6, which shall survive such termination and remain enforceable) and that, with effect from Completion, each of the Existing Shareholders and the Company irrevocably and unconditionally waived any claims they may have pursuant to the Previous Shareholders' Agreement. For the avoidance of doubt, nothing in this clause 2 terminates the liabilities of Colemont UK Holdings Limited and Paraline Group, Ltd under the Previous Shareholders’ Agreement for any prior breach and for any provisions that are stated to survive termination, it being acknowledged that such matters are dealt with under the terms of the deed of termination of the Previous Shareholder's Agreement. 3. The Business of the Company 3.1 Scope of the Business and future growth 3.1.1 The Company at its sole expense shall use all reasonable and proper means to maintain, improve, grow and extend the scope of the Business in accordance with the Business Plan. 3.1.2 Subject to the provisions of clause 5, and notwithstanding any provision (other than clause 5) in this Deed, the Company shall be free at any time to pursue other insurance ventures, including by way of example, establishing Lloyd's managing agents and/or Lloyd's syndicates and/or Lloyd's special purpose arrangements, insurance linked security arrangements and/or insurance service providers as approved by the Board. 3.2 Conduct of the Business 3.2.1 The Shareholders agree that their respective rights and obligations in relation to the Company shall be regulated by this Deed and the Articles. Each of the Shareholders and the Company (so far as it lawfully can) agrees to be bound by and comply with the provisions of this Deed which relate to them and all provisions of the Articles will be enforceable by the parties between themselves in whatever capacity. 3.2.2 The Shareholders shall: (a) procure, so far as reasonably practicable and within their power, that any Manager and/or any other persons approved by the Board to provide services to the Company or a Subsidiary are suitably employed and made available to the Company on terms approved by the Board;

(b) procure, so far as reasonably practicable and within their power, that the practice as at 31 December 2023 with respect to the charging of intra group fees will not change without Board approval; (c) (so far as they lawfully can, and in the case of each Shareholder, so far as within its power), ensure that the Company and each of the Subsidiaries performs and complies with all of its obligations under this Deed and the Articles; and (d) ensure (in the case of each Shareholder, so far as within its power) that the Business is conducted in the best interests of the Company and each of the Subsidiaries, in accordance with the general principles of the Business Plan, in accordance with the Budget and in accordance with sound and good business practice/standard industry practice and sound ethical standards. 3.3 Company's strategic position within the Ambac Group For so long as Cirrata and/or any member of the Ambac Group is the majority shareholder of the Company: 3.3.1 Cirrata and Ambac shall each procure that the Group will operate as a distinct unit within the Ambac Group with a global mandate for all new managing general agent and/or managing general underwriter launches. In respect of such new platforms, Cirrata and Ambac undertake to the other parties that the Company shall have a right of first refusal prior to any such new platform being launched within another part of the Ambac Group. 3.3.2 Cirrata, Ambac and the Existing Shareholders, so far as within their respective powers, shall each procure that the Company and the Group will cooperate with Cirrata, Everspan and 220 business units and the wider Ambac Group to create value through mutual support on new initiatives, synergy realisation, capital access, shared services and other areas as may be mutually, and reasonably, agreed from time to time. 4. The Board 4.1 Management of the Company 4.1.1 The Board shall be responsible for the overall direction, supervision and management of the Company. 4.1.2 The Shareholders shall procure, so far as within their power: (a) subject to clause 4.1.2(d), the powers and authority of the Board shall be delegated to the Executive Directors, who shall have responsibility for the day-to-day management of the Company's affairs as set out in the Scheme of Delegation; (b) subject to clause 4.1.2(d), the powers and authority of the Board may be delegated to any other Manager (as may be appointed from time to time) with responsibility for the day-to- day management of any matters relating to the Business; (c) Directors appointed by BCC shall be entitled to a meeting with executives, either prior to or after any Board meeting; and (d) notwithstanding anything to the contrary in this Deed, no Manager or Executive Director shall take any decision in relation to any Board Matter without such Board Matter having first been approved by the Board, provided that (i) Schedule 4 may be amended by a decision of the Board at any time that will be notified to the Shareholders in advance and in respect of which the Directors appointed by the Shareholders will be permitted to make representations, and, (ii) nothing herein shall limit the ability of the Board to amend the Scheme of Delegation at any time without notice (it being understood that no such amendment described in either (i) or (ii) requires any further consent of the Shareholders). 4.2 Directors 4.2.1 From Completion, the Board shall consist of nine Directors, to be appointed in accordance with the provisions of this clause 4.2. In no event shall the Board consist of more than ten Directors, all such Directors to be appointed in accordance with the provisions of this clause 4.2. 4.2.2 From Completion, the following Shareholders shall have the following board appointment rights: (a) for so long as Cirrata (or another member of the Ambac Group) holds Shares, at least five Directors (and in no event less than half of the Directors) appointed by Cirrata, with the initial such Directors being [***]; (b) for so long as BCC holds (i) at least [●]% of the Shares, two Directors appointed by BCC and (ii) less than [●]% of the Shares and is a Shareholder, one Director appointed by BCC. The initial such directors appointed by BCC on the date of this Deed being [***]; and (c) for so long as the Management Shareholders (together) hold (i) at least [●]% of the Shares, two Directors appointed by a majority (by number of Voting Rights in Shares) of the

Management Shareholders and (ii) less than [●]% of the Shares and there is at least one Management Shareholder, one Director appointed by a majority (by number of Voting Rights in Shares) of the Management Shareholders. Such Director(s) shall be appointed by a majority (by number of Voting Rights in Shares) of the Management Shareholders. The initial such Directors appointed by the Management Shareholders on the date of this Deed being [***]; and (d) all remaining Directors as are appointed by the Board from time to time in accordance with clause 4.2.5. 4.2.3 If a Shareholder ceases to have the right to act as, or appoint, a Director, such appointment shall automatically be terminated and such Shareholder and its Associated Companies (to the extent applicable) shall do all such things and sign all such documents as may otherwise be necessary in connection with such termination. 4.2.4 Any requirement contained in this Deed or the Articles for a certain number of Directors to be present at a Board meeting to constitute a quorum shall be met without the attendance or presence of a Director whose appointment has automatically terminated pursuant to clause 4.2.3 notwithstanding that a particular number or certain type of Director is normally required in order to constitute a quorum. 4.2.5 The Directors may, subject to clause 4.2.1 and clause 5, appoint such other person to the Board as the Directors may approve from time to time. 4.2.6 No director of the Company or any Group Company will receive any remuneration qua director from the Company or any other Group Company. 4.3 Removal of Directors 4.3.1 A Shareholder may remove a Director appointed by it at any time by giving written notice to the Company. The removal shall take effect when the notice is deemed delivered to the Company or on such later date (if any) specified in the notice. Upon such a Director being removed from his/her position as a Director of the Company, the Shareholder that removed such Director shall be entitled, subject to this Deed and to the Articles and by written notice to the Company, to appoint another Director or act as Director (if appropriate) in his/her place. 4.3.2 No Shareholder shall have the right to object to the removal of a Director by any other Shareholder made in accordance with this clause 4 and the Articles.

4.3.3 If a Director ceases to be qualified under the Articles to act as a Director of the Company then the Shareholder that appointed that Director shall procure that the relevant Director is removed as a Director of the Company and it shall then be entitled to replace any such appointee in accordance with this Deed and the Articles. 4.3.4 The Board may, by ordinary resolution of the Board and subject to the provisions of clause 5, remove any Director (if any) appointed pursuant to clause 4.2.5. For the purposes of this clause 4.3.4, any Director appointed pursuant to clause 4.2.5 shall not be permitted to count in a quorum at a Board meeting or vote (at a Board meeting or by way of written resolution) on any resolution relating to his removal. 4.4 Removal of Director indemnity A Shareholder whose appointee has been: 4.4.1 removed as a Director by it; or 4.4.2 removed as a Director pursuant to this Deed, including pursuant to clause 14.5.1; or 4.4.3 whose appointee has resigned as a Director, shall be responsible for and indemnify each of the other Shareholders and the Company fully in respect of any losses, liabilities and costs which each of the Shareholders and/or the Company may incur arising out of or in connection with any claim by the relevant appointee Director for wrongful or unfair dismissal or redundancy or other similar compensation arising out of such removal or resignation. 4.5 Appointments of Directors 4.5.1 Subject to clause 4.2.1, a Shareholder entitled to appoint a Director in accordance with clause 4.2 shall, in order to appoint a Director, give written notice to the Company. The appointment shall take effect when the notice is deemed delivered to the Company or on such later date (if any) as is specified in the notice. 4.5.2 No Shareholder shall have the right to object to the appointment of a Director by any other Shareholder made in accordance with this clause 4.5 and the remaining provisions of this Deed and the Articles. 4.6 Alternates Each Shareholder may appoint one alternate director for each Director appointed by it in accordance with the Articles. 4.7 Chairman Cirrata may nominate one of its appointees as a Director to act as Chairman.

4.8 Director remuneration Any Director who incurs expenses in fulfilling his/her duties as a Director shall be entitled to have such reasonable and properly incurred expenses reimbursed by the Company. Otherwise the Directors shall not be entitled to receive any remuneration by way of salary, commission, fees or otherwise exclusively in relation to the performance of their duties as Directors. 4.9 Committees Any committee of the Board shall be constituted so as to reflect, as closely as possible, the Board appointment rights set out in clause 4.2.2. It is acknowledged that Cirrata shall have the right to appoint a chair of the relevant committee and that such chair shall have a casting vote in the event of an equality of votes save where such equality of votes relates to or concerns a Reserved Matter. 4.10 Board Meetings 4.10.1 Subject to this Deed and the Articles, the Shareholders agree that the Directors may participate in Board meetings for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. 4.10.2 The Board shall meet at least quarterly and at any greater frequency requested by the Chairman or any two Directors. 4.10.3 Each Board meeting shall be fully minuted. 4.10.4 A company secretary (or, if none is appointed, a Director) shall arrange for draft minutes to be prepared which shall record the proceedings and resolutions of all Board meetings and which shall be circulated to each Director for review, amendment (if required) and approval. 4.10.5 The minutes of a meeting shall be confirmed by the Board as a correct record at the next following Board meeting. Once approved by the Board the minutes shall be signed by the Chairman and regarded as conclusive evidence of the decisions of the Board and a final copy shall be circulated by a company secretary (or, if none is appointed, a Director) to all members of the Board. 4.10.6 At least ten Business Days' notice shall be given to each of the Directors of all Board meetings, except where a Board meeting is adjourned under clause 4.10.10 and/or 4.10.11 or the majority of Directors agree to a shorter notice period and all the Directors are notified of the shorter notice period. 4.10.7 Board meetings shall be held at any location as all the Directors agree (and Board meetings may take place by telephone, video conference or any such similar medium).

4.10.8 Unless all of the Directors agree otherwise, each notice of a Board meeting must be accompanied by: (a) an agenda specifying in reasonable detail the matters to be raised at the meeting; and (b) copies of any relevant papers to be discussed at the meeting. 4.10.9 Matters not on the agenda or business conducted in relation to those matters may not be raised at a Board meeting unless the Chairman agrees otherwise. 4.10.10 The quorum at a Board meeting (including an adjourned Board meeting) shall require the attendance of (a) at least two Directors appointed by Cirrata; (b) at least one Director appointed by the Management Shareholders; and (c) at least one Director appointed by BCC. If a quorum is not present within half an hour of the time appointed for the meeting or ceases to be present, the Director(s) present shall adjourn the Board meeting to a specified place and time not less than five Business Days after the original date. Notice of the adjourned Board meeting shall be given to the Directors. If the quorum at such adjourned Board meeting is not present within half an hour from the time appointed for resumption of the meeting, then notwithstanding the provisions of this clause 4.10.10, the meeting shall be deemed quorate so long as at least two Directors appointed as Cirrata are present (and in any event as many Directors appointed by Cirrata are present as all other Directors present). Each party undertakes to ensure that any Director appointed by it does not avoid attendance at a Board meeting for the purposes of frustrating satisfaction of the quorum requirements. 4.10.11 A meeting of Directors shall be adjourned to another time or date at the request of all the Directors present at the meeting in accordance with the Articles. No business may be conducted at a meeting after such a request has been made and accepted by all the Directors. 4.10.12 Subject to the other provisions of this Deed, at any Board meeting each Director shall have one vote and decisions at Board meetings shall be taken by a simple majority of the votes, so long as at least one Cirrata appointed Director has voted or decided in favour. In the event of an equality of votes, the Chairman shall have a casting vote. 4.10.13 Each Shareholder shall use all its reasonable endeavours to ensure that each Director appointed by it attends each Board meeting.

5. Reserved Matters 5.1 Reserved Matters 5.1.1 The Company shall procure and the Shareholders shall procure so far as within their powers (whether as a Shareholder, director or employee of a Group Company or otherwise), that no action is taken or resolution passed by any Group Company in respect of any of the Reserved Matters, without the relevant consent required in accordance with the remainder of this clause 5 being obtained. 5.1.2 In this Deed, "Required Consent" means: (a) in respect of the matters set out at paragraphs 1-3 and 6-8 of Schedule 3, the prior written consent of BCC (for so long as it remains a Shareholder) and a majority (by number of voting Shares held) of the Management Shareholders (for so long as there are Management Shareholders); (b) in respect of the matters set out at paragraphs 4 and 5 of Schedule 3, the prior written consent of BCC (for so long as it holds at least 10% of the issued ordinary share capital of the Company) and a majority (by number of voting Shares held) of the Management Shareholders (for so long as the Management Shareholders collectively hold at least 10% of the issued ordinary share capital of the Company). 5.1.3 If a Management Shareholder or any of its Associated Companies or Immediate Relations to whom the relevant Management Shareholder has Transferred Shares conducts a Competing Activity, such Management Shareholder’s consent shall no longer be required for any of the Reserved Matters set out in paragraphs 4 and 5 of Schedule 3 unless the Management Shareholder, its Associated Companies or Immediate Relations (as the case may be) cease conducting such Competing Activity within one month of becoming aware it conducts a Competing Activity. This clause 5.1.3 shall also apply to BCC or any of its Associated Companies to whom BCC has Transferred Shares if BCC, or the relevant Associated Company, has (i) breached its obligations under clause 18 by disclosing directly or indirectly Competitive Information to a Competitor which has caused or may reasonably be expected to cause material detriment to the commercial interests of the Group, or (ii) knowingly used Competitive Information for the benefit of a Competitor which has caused or may reasonably be expected to cause material detriment to the commercial interests of the Group.

5.2 Related transactions A series of related transactions shall be construed as a single transaction, and any amounts involved in the related transactions shall be aggregated, to determine whether a matter is a Reserved Matter. 6. Budgets and financial information 6.1 The Company shall prepare, or procure the preparation of, for approval by the Board, the following information no later than the date and times set out below (or such other dates and times as the Board may decide from time to time): 6.1.1 the unaudited results of the Company for the previous financial year, at the first Board meeting following the end of each financial year (being the Accounting Reference Date); 6.1.2 the audited accounts or audited consolidated returns of the Company for the previous financial year as soon as reasonably practicable after they are available and, in any event, no later than the Board meeting immediately prior to the date by which those accounts are due to be filed with UK Companies House; 6.1.3 an updated draft three-year Budget for the Company before the end of each financial year (including estimated major items of revenue and capital expenditure). The Budget shall be broken down on a quarterly basis, and shall contain a cash flow forecast and an income statement for the following financial year; 6.1.4 any updated Business Plan required by the Board, from time to time; 6.1.5 a report in respect of each financial year, on the Company’s implementation of its procedures designed to prevent any Associated Person from undertaking any conduct that would give rise to an offence by the Company under section 7(1) of the Bribery Act 2010 and the Company's compliance with and monitoring of such procedures, such report to be provided within 25 Business Days of the end of each financial year; and 6.1.6 such further information as the Board may reasonably require relating to the Business or financial condition of the Company. 6.2 The Board shall determine what if any amendments to the Budget and the updated Business Plan are required and, subject to these amendments being made, the draft Budget and draft Business Plan shall then be approved. 6.3 Once approved: (a) the Board shall sign the annual accounts of the Company and file them with the Registrar of Companies; and (b) the Company's annual accounts shall be distributed to all Shareholders, as required by the Companies Act 2006. 6.4 Each of Cirrata, BCC (for so long as it holds Shares representing at least 5% of the issued ordinary share capital of the Company) and the Management Shareholders (for so long as the Management Shareholders together hold Shares representing at least 5% of the issued ordinary share capital of the Company) shall be entitled to receive (subject to clause 6.6) the following information from the Company and the Company and each Shareholder shall, so far as within their power, procure that such information is provided within the timeframes set out below (or where information is provided on request, within a reasonable timeframe): 6.4.1 Lloyd's quarterly QMA and QMB returns for the Syndicate, at any time on request from a Shareholder to the Company; 6.4.2 audited accounts of the Company and of any Subsidiary, as soon as reasonably practicable following, and in any event, within three months of, the end of the financial year to which they relate; 6.4.3 unaudited quarterly financial statements of the Company and of any Subsidiary, as soon as reasonably practicable following, and in any event, within 20 days of the end of the period to which they relate; 6.4.4 quarterly management accounts, including relevant operational and financial key performance indicators, as soon as reasonably practicable following, and in any event, within 20 days of the end of the period to which they relate; 6.4.5 the current Budget, at any time on request from a Shareholder to the Company; and 6.4.6 any other information reasonably required by such person in order to comply with its legal, Tax, regulatory or internal filing and reporting obligations, at any time on request from a Shareholder to the Company, provided such information shall be prepared and shared at such Shareholder’s sole costs and expense. 6.5 Each Existing Shareholder, for so long as it holds Shares, shall be entitled to receive (a) notification of a dividend being declared by the Company within five Business Days of such declaration; and (b) the annual consolidated financial statements of the Company and the notes to such financial statements, in each case within five Business Days of their being finalised. 6.6 If a Management Shareholder or any of its Associated Companies or Immediate Relations to whom the relevant Management Shareholder has Transferred Shares conducts a Competing Activity, such Management Shareholder shall cease to be entitled to the information set out in clause 6.4 unless the Management Shareholder, its Associated Companies or Immediate Relations (as the case may be) cease conducting such Competing Activity within one month of becoming aware it conducts a Competing Activity. BCC or any of its Associated Companies to whom BCC has Transferred Shares shall cease to be entitled to receive any Competitive Information pursuant to clauses 6.4.1 to 6.4.5 (inclusive) if BCC, or the relevant Associated Company, has (i) breached its obligations under clause 18 by disclosing Competitive Information to a Competitor which has caused or may reasonably be expected to cause material detriment to the commercial interests of the Group or (ii) knowingly used Competitive Information for the benefit of a Competitor which has caused or may be reasonably expected to cause material detriment to the commercial interests of the Group, provided always that BCC or any of its Associated Companies to whom BCC has Transferred Shares shall remain entitled to receive the information set out in clause 6.4.4 with any Competitive Information contained therein being redacted by the Company. 7. Underwriting franchise management 7.1 Subject to clause 7.3, the parties agree that they will work together to formalise and implement a partial liquidity structure for the management shareholders of the Subsidiaries as at the date of this Deed incorporating the terms set out in Schedule 8. 7.2 In respect of any Subsidiary created or acquired after the date of this Deed, Cirrata shall (in consultation with the Management Shareholders) establish an appropriate liquidity structure for the management of such Subsidiaries at the time of creation or acquisition. 7.3 If the management of such Subsidiaries accepts the terms of the relevant liquidity structure, they will be documented in a separate agreement between the relevant parties, provided that the Company may, at the Board’s discretion, require as a condition to such offer, amendments to the existing contractual arrangements between the Company and such Subsidiaries and the employment agreements of shareholder employees of the relevant Subsidiaries. 8. Management incentive plan 8.1 [***] 9. Special long-term incentive plan 9.1 For so long as Cirrata holds a majority of the voting rights in the Company, if the Company pays dividends to the Management Shareholders, each Management Shareholder may elect to direct that certain of his or her gross dividends be used to invest in Ambac's long-term incentive plan. 9.2 The ultimate terms upon which the Management Shareholders may exercise their rights under clause 9.1 of this Deed shall be agreed in a separate long- term incentive plan between the relevant parties.

10. Company property and Intellectual Property 10.1 From and after Completion, each Shareholder, each Associated Company of such Shareholder, and each Group Company shall retain all rights, title and interest in and to its respective Intellectual Property, whether owned or otherwise held by such party. Except as may be set out in any MGA Agreement entered into by the Company no right or license in, to or under any party’s Intellectual Property, express or implied, is granted under this Deed. 11. Shareholder restrictions 11.1 Each Restricted Shareholder severally undertakes to the Company and each other Shareholder that, during the Restricted Period, such Restricted Shareholder shall not conduct a Competing Activity, provided that if the Restricted Shareholder did not receive any relevant Confidential Information, and/or participate in the relevant Competing Activity as part of his or her work for the Group, then he or she shall not be deemed in breach of this covenant. 11.2 Each Existing Shareholder (other than BCC) severally undertakes to the Company and each other Shareholder that during the Non-Solicit Period, such Existing Shareholder shall not solicit or seek to employ or entice away, or endeavour to solicit or entice away, from the Company and/or any Subsidiary any person who is employed or engaged by any Group Company and who either holds shares in a Group Company or has a base salary of no less than £100,000 per annum (or the equivalent in other currency), whether or not such person would commit any breach of his/her contract of service in leaving such employment. 11.3 BCC undertakes to the Company and each other Shareholder that, during the Non-Solicit Period: 11.3.1 it shall not and shall procure that any Fund managed or advised by Bain Capital Credit, LP or Bain Capital Insurance Solutions, LP or any subsidiary undertaking of such Funds (excluding any portfolio companies) shall not, solicit or seek to employ or entice away, or endeavour to solicit or entice away, from the Company and/or any Subsidiary any person who is employed or engaged by any Group Company and who either holds shares in a Group Company or has a base salary of no less than £100,000 per annum (or the equivalent in other currency), whether or not such person would commit any breach of his/her contract of service in leaving such employment; and 11.3.2 it shall not (whether directly or indirectly) direct or encourage any portfolio company of any Fund managed or advised by Bain Capital Credit, LP or Bain Capital Insurance Solutions, LP to solicit or seek to employ or entice away, or endeavour to solicit or entice away, from the Company and/or any Subsidiary any person who is employed or engaged by any Group Company and who either holds shares in a Group Company or has a base salary of no less than £100,000 per annum (or the equivalent in other currency), whether or not such person would commit any breach of his/her contract of service in leaving such employment. 11.4 BCC undertakes to the Company and each other Shareholder that, during the Non-Hire Period: 11.4.1 it shall not and shall procure that any Fund managed or advised by Bain Capital Credit, LP or Bain Capital Insurance Solutions, LP or any subsidiary undertaking of such Funds (excluding any portfolio companies) shall not knowingly, hire, employ or engage any of the Partners of the Company as at the date of this Deed (or others with equivalent seniority from time to time) or any CEO of a Group Company whilst any of them is employed by any Group Company or any employee of (i) the Company holding more than 1% of the fully diluted equity of the Company; or (ii) any Group Company holding more than 5% of the fully diluted equity of that Group Company, whether or not any such person would commit any breach of their contract of service in leaving such employment; and 11.4.2 it shall not (whether directly or indirectly) direct or encourage any portfolio company of any Fund managed or advised by Bain Capital Credit, LP or Bain Capital Insurance Solutions, LP to hire, employ or engage any of the Partners of the Company as at the date of this Deed (or others with equivalent seniority from time to time) or any CEO of a Group Company whilst any of them is employed by any Group Company or any employee of (i) the Company holding more than 1% of the fully diluted equity of the Company; or (ii) any employee of any Group Company holding more than 5% of the fully diluted equity of that Group Company, whether or not such person would commit any breach of their contract of service in leaving such employment. 11.5 BCC shall not and shall procure that any Fund managed or advised by Bain Capital Credit, LP or Bain Capital Insurance Solutions, LP or any subsidiary undertaking of such Funds (excluding any portfolio companies) shall not during the period beginning on the date of this Deed and ending on the third anniversary of the Reference Date, knowingly hire, employ or engage any Senior Employee knowing such Senior Employee would be in breach of their applicable non-compete undertakings to the Group. 11.6 Nothing contained in clause 11.1 shall prevent: 11.6.1 any Restricted Shareholder from being the holder or beneficial owner, by way of bona fide personal investment, of any class of securities in any listed company and not in excess of 5% of the issued share capital of such listed company; 11.6.2 [***]

11.6.3 [***] 11.6.4 [***] 11.6.5 [***] 11.7 The placing of an advertisement of a post generally available to members of the public, recruitment of a person through an employment agency where such advertisement or recruitment is not directed at employees or officers of the Group and the employment of any person (other than those in clause 11.4.) as a result of such an advertisement or recruitment shall not constitute a breach of clauses 11.2 or 11.3, provided that such Shareholder has not, or, in the case of any Shareholder which is a body corporate, any Associated Companies of that Shareholder have not encouraged or advised such agency to approach any such person. 11.8 The parties confirm that they consider the restrictions contained in this clause 11 to be reasonable in all respects and necessary for the protection of the interest of the Shareholders and the Company, but if any of the restrictions is held to be invalid or ineffective, but would be valid and effective if some part of it were deleted, or some modification were made to its terms, then the restriction shall apply with such deletion or modification as may be necessary to make it valid and effective. 11.9 In this clause 11: 11.9.1 "Restricted Shareholder" means [***] and any Transferee in accordance with the terms of this Deed. 11.9.2 "Restricted Period" means: (a) in respect of [***]: (i) where such person is a Good Leaver other than within limb (f) of the definition of Good Leaver, the period beginning on the date of this Deed and ending on the earlier of (A) the first anniversary of the Reference Date and (B) the first anniversary of the date such person became a Good Leaver; (ii) where such person is a Good Leaver within limb (f) of the definition of Good Leaver or is a Bad Leaver, the period beginning on the date of this Deed and ending on the later of (A) the first anniversary of the Reference Date or (if later) 31 March 2029 and (B) the first anniversary of the date such person became a Leaver; (b) in respect of [***]: (i) where such person is a Good Leaver other than within limb (e) of the definition of Good Leaver, the period beginning on the date of this Deed and ending on the earlier of (A) the first anniversary of the Reference Date, (B) the first anniversary of the date such person became a Good Leaver and (C) three years following the date of Completion; (ii) where such person is a Good Leaver within limb (e) of the definition of Good Leaver, the period beginning on the date of this Deed and ending on the later of (A) the first anniversary of the Reference Date or (if later) 31 March 2029 and (B) the first anniversary of the date such person became a Leaver; (iii) where such person is a Bad Leaver, the period beginning on the date of this Deed and ending on the later of (A) the first anniversary of the Reference Date or (if earlier) 31 March 2027 and (B) the first anniversary of the date such person became a Leaver; (c) in respect of [***]: (i) where such person is a Good Leaver, the period beginning on the date of this Deed and ending on the earlier of (A) the first anniversary of the Reference Date, (B) the first anniversary of the date such person became a Good Leaver and (C) two years following the date of Completion; (ii) where such person is a Bad Leaver, the period beginning on the date of this Deed and ending on the later of (A) the first anniversary of the Reference Date or (if earlier) 31 March 2026 and (B) the first anniversary of the date such person became a Leaver; 11.9.3 "Non-Solicit Period" means: (a) in respect of BCC, the period beginning on the date of this Deed and ending on the first anniversary of the Reference Date; and (b) in respect of any other Existing Shareholder, the period beginning on the date of this Deed and ending on the later of (i) the third anniversary of the Reference Date, (ii) the third anniversary of the date such person became a Leaver, and (iii) three years from the date of Completion; 11.9.4 “Non-Hire Period” means the period beginning on the date of this Deed and ending on the first anniversary of the Reference Date.

11.9.5 "Reference Date" means the date the relevant Restricted Shareholder or Existing Shareholder (as applicable), together with their Associated Companies or Immediate Relations, ceased to hold any Shares. 11.9.6 “Senior Employee” means each of the Management Sellers (as such term is defined in the Share Purchase Agreement) and any other employee of the Group Companies, including any persons engaged as directors, workers, consultants or secondees by any Group Company: (i) with a gross base salary of more than £175,000 per annum (or the equivalent in other currency); (ii) that is a chief executive officer of any Group Company or (iii) with equity interests greater than 2.5% of the fully diluted share capital in a Group Company. 12. Insurance 12.1 The Company shall at its own expense take out and maintain insurance policies (for the benefit of the Shareholders as appropriate) in such amounts as the Board may from time to time determine as being required or appropriate, including a directors' and officers' liability insurance (together with run off cover). 12.2 The Shareholders (where relevant) shall co-operate with the Company in obtaining the insurance policies in clause 12.1 and undergo any medical examination regarded as reasonably necessary for the procurement of any such insurance policy. 13. Transfers of Shares 13.1 General Prohibition 13.1.1 Other than pursuant to clauses 13.1.3, 13.2 or 15, no Existing Shareholder shall Transfer all or any part of their interest in the Company, or agree to do so, without the prior written consent of Cirrata. For the avoidance of doubt, Cirrata shall not require any prior written consent of the Existing Shareholders to Transfer its Shares. 13.1.2 Each Existing Shareholder and Cirrata undertakes to the other parties that for so long as there are any Put Options or Call Options still capable of being exercised (whether at such time or at a future time): (a) no Existing Shareholder (nor any of its Associated Companies or Immediate Relations) shall sell or agree to sell any of its Shares to Cirrata (or any other member of the Ambac Group) other than a sale carried out pursuant to and in accordance with clauses 13.2, 13.3 or 15, the MIP or as otherwise permitted by any of the Transaction Documents; and (b) neither Cirrata nor any other member of the Ambac Group shall purchase or agree to purchase any Shares held by an Existing Shareholder (or any of its Associated Companies or Immediate

Relations) other than a purchase carried out pursuant to and in accordance with clauses 13.2, 13.3 or 15, the MIP or as otherwise permitted by any of the Transaction Documents, and the Company shall not register any purported Transfer of Shares made in contravention of this clause 13.1.2. 13.1.3 Subject to clause 14.4.1, any Existing Shareholder may Transfer all or part of its Shares to an Associated Company or an Immediate Relation on giving five Business Days' prior written notice to the Company provided that (i) upon such Transfer the Associated Company or Immediate Relation will assume the same rights and obligations as the relevant Transferring Shareholder hereunder, (ii) the Transferring Shareholder shall remain jointly and severally liable for such obligations with the relevant Associated Company or Immediate Relation (and in particular, without prejudice to the generality of the foregoing, the Transferring Shareholder shall remain bound by any provisions under clause 11 which apply to it) and (iii) such Existing Shareholder shall not Transfer all or any part of its Shares under this clause 13.1.3 to a Prohibited Transferee. The Associated Company or Immediate Relation (as the case may be) shall re-transfer its Shares to the Transferring Shareholder or (if so directed by the Transferring Shareholder) to another Associated Company or Immediate Relation of that Transferring Shareholder immediately if it ceases to be an Associated Company or an Immediate Relation of that Transferring Shareholder. 13.2 Put and Call Options 13.2.1 In this clause 13.2: (a) "Relevant Shares" means, (i) in relation to a Call Option: in respect of an Existing Shareholder, such number of Ordinary Shares as is equal to the lower of the total number of shares then held by Existing Shareholder, and: (A) 25% of such Existing Shareholder's Shares as at Completion; plus (B) any Unexercised Call Options; plus (C) in the event that following Completion there has been a new issue of Ordinary Shares (including by way of dividend) to the relevant Existing Shareholder other than pursuant to the MIP (such new Ordinary Shares issued to such Existing Shareholder being "Additional

Shares") prior to a relevant Option Exercise Date, such number of Additional Shares; and (ii) in relation to a Put Option: in respect of an Existing Shareholder, such number of Ordinary Shares as is equal to the lower of the total number of Ordinary Shares then held by Existing Shareholder and: (A) 25% of such Existing Shareholder's Shares as at Completion; plus (B) any Additional Shares issued prior to a relevant Option Exercise Date (excluding any Shares issued pursuant to the MIP), in each case, provided that if Additional Shares are issued they are subject to the Call Option and/or Put Option on the same basis as any Shares the Existing Shareholders have as at Completion. For example, (i) if such Additional Shares are issued the day immediately following Completion, then 25% of such Additional Shares are Relevant Shares at each relevant Option Exercise Date and (ii) if such Additional Shares are issued during 2026, then one-third of such Additional Shares are Relevant Shares at each Option Exercise Date from 2027 and provided further than no sweet equity shares issued pursuant to the MIP shall be subject to the Call Option and/or Put Option. (b) "Option Exercise Date" means (i) in respect of the Call Option, 31 March of every year from 2026, so long as there are Unexercised Call Options and (ii) subject to clauses 13.2.10 and 13.2.11, in respect of the Put Option, 31 March 2026, 31 March 2027, 31 March 2028, 31 March 2029 and, to the extent that there remain Unexercised Put Options, 31 March in each subsequent calendar year; (c) "Option Exercise Notice" means, in respect of a Call Option or a Put Option a notice submitted in writing to (i) the relevant Existing Shareholder (in respect of the Call Option) or (ii) Cirrata (in respect of the Put Option); and (d) "Option Exercise Period" means, in respect of a Call Option or a Put Option as at the relevant Option Exercise Date, a 30- day period beginning on the fifth Business Day following agreement or determination of Adjusted EBITDA for the full- year immediately preceding the relevant Option Exercise Date (the Adjusted EBITDA to be calculated in accordance with Schedule 5;

(e) "Unexercised Call Options" means, as at a relevant Option Exercise Date, such number of Shares held by an Existing Shareholder that could have been purchased pursuant to the exercise of a Call Option at a previous Option Exercise Date but had not been so purchased as a result of such Call Option not being exercised; and (f) "Unexercised Put Options" means, as at a relevant Option Exercise Date, such number of Shares held by an Existing Shareholder that could have been purchased pursuant to the exercise of a Put Option at a previous Option Exercise Date but had not been so purchased as a result of such Put Option not being exercised. 13.2.2 Subject to clause 13.3.2, each Existing Shareholder shall grant to Cirrata the option (the "Call Option”) to purchase from such Existing Shareholder, and Cirrata hereby grants to such Existing Shareholder the option (the “Put Option”) to require Cirrata to purchase from such Existing Shareholder, the Relevant Shares as at the relevant Option Exercise Date. Should any transfer of shares by Cirrata to any other member of the Ambac Group take place, then the Call Option and the Put Option may be transferred to such other member of the Ambac Group provided Cirrata and the Management Shareholders' Representative, each acting reasonably, agree terms such that the position of Cirrata and that of the Management Shareholders is not adversely affected, failing which Cirrata shall still remain liable for payments under the Call Option and the Put Option. 13.2.3 On or before the 31 January prior to the relevant Option Exercise Date, any of the Existing Shareholders and Cirrata shall notify the Board in writing if they wish the Board to prepare the Draft Documents in accordance with Schedule 5 in order to have an informed decision as to whether or not to exercise their Put Option or Call Option (as the case may be). If no such notice is given, then the Board shall not be required to prepare the Draft Documents, and no Put Option or Call Option may be exercised at the relevant Option Exercise Date. 13.2.4 Each Call Option in respect of an Existing Shareholder and an Option Exercise Date shall be exercisable in respect of some or all of the Relevant Shares (provided that the maximum number of Shares to be purchased pursuant to a Put Option and/or Call Option in respect of an Existing Shareholder and any Option Exercise Date shall not exceed the total number of Relevant Shares) by service of an Option Exercise Notice by Cirrata on the relevant Existing Shareholder during the Option Exercise Period. Once served, the Option Exercise Notice shall be irrevocable.

13.2.5 Each Put Option in respect of an Existing Shareholder and an Option Exercise Date shall be exercisable in respect of some or all of the Relevant Shares (provided that the maximum number of Shares to be purchased pursuant to a Put Option and/or Call Option in respect of an Existing Shareholder and any Option Exercise Date shall not exceed the total number of Relevant Shares) by service of an Option Exercise Notice by such Existing Shareholder on Cirrata during the Option Exercise Period. Once served, the Option Exercise Notice shall be irrevocable. 13.2.6 To the extent a Call Option in respect of an Existing Shareholder has been exercised in accordance with clause 13.2.4, BCC and the Management Shareholders will not be entitled to exercise the Put Option with respect to the amount of Relevant Shares subject to the Option Exercise Notice with regard to the relevant Option Exercise Date. 13.2.7 To the extent a Put Option has been exercised by an Existing Shareholder in accordance with clause 13.2.5, Cirrata will not be entitled to exercise the Call Option with respect to the amount of Relevant Shares subject to the Option Exercise Notice with regard to the relevant Option Exercise Date. 13.2.8 The purchase price of a share that is the subject of an exercised Put Option or Call Option as at a relevant Option Exercise Date shall be as follows: (a) in respect of BCC, any Management Shareholder who is not a Leaver and any Management Shareholder who is a Good Leaver other than within limbs (e) or (f) of the definition of Good Leaver, the purchase price per share shall be calculated in sterling on a fully diluted basis based on an aggregate equity value for 100% of the Shares (including any Shares that may be issued pursuant to the MIP, or, as appropriate for accounting for any MIP-related dilution) equal to (i) 16.0 x Adjusted EBITDA (as at the immediately preceding Accounting Reference Date) less (ii) Net Debt (as at the immediately preceding Accounting Reference Date) (it being noted that Net Debt is to be determined by reference to the consolidated Group excluding shareholdings in Subsidiaries' interest and, if it is negative, it shall be added to the calculation) plus (iii) the Working Capital Adjustment (as at the immediately preceding Accounting Reference Date) (it being noted that the Working Capital Adjustment is to be determined by reference to the consolidated Group excluding shareholdings in Subsidiaries' interest and, if it is negative, it shall deducted from the calculation), and any Leakage (as defined in the Share

Purchase Agreement) in respect of the relevant Shareholder (from the immediately preceding Accounting Reference Date to (and including) the Closing Date of the relevant Call Option or Put Options) shall be deducted from the aggregate Purchase Price payable to that Shareholder; (b) in respect of any Management Shareholder who is a Good Leaver within limbs (e) or (f) of the definition of Good Leaver, the purchase price shall be the lower of: (i) the purchase price calculated in accordance with clause 13.2.8(a); and (ii) the purchase price that would be calculated in accordance with clause 13.2.8(a) if Adjusted EBITDA were for the most recently completed financial year of the Company ending 31 December prior to the date the relevant Good Leaver’s employment terminated; and (c) in respect of any Management Shareholder who is a Bad Leaver, the purchase price shall be the amount that would have been calculated in accordance with clause 13.2.8(b) if the figure "16.0" were replaced by "10.0". 13.2.9 Completion of the sale and purchase of Relevant Shares pursuant to the exercise of a Put Option or a Call Option shall take place on the fifth Business Day following the relevant Option Exercise Date, subject to any Regulatory Extension (the "Closing Date"). At such completion: (a) Cirrata will pay to the relevant Existing Shareholder the aggregate purchase price as calculated in accordance with 13.2.8, such payment to be satisfied by: (i) (at Cirrata's election) procuring the issue of such shares of Ambac Stock to the relevant Existing Shareholder as is calculated as follows: Shares of Ambac Stock = C VWAP where: C = such part of the purchase price to be payable to the relevant Existing Shareholder in shares of Ambac Stock, up to a maximum amount equal to such Existing Shareholder's pro rata (by number of Ordinary Shares to be sold by such Existing Shareholder to the total number of Ordinary Shares to be sold by Existing Shareholders at such time) share of the lower of (A) 35% of the aggregate purchase price payable to all

Existing Shareholders and (B) the absolute cumulative value of four days of Ambac Stock traded, based on the average volume and VWAP traded during the 25 consecutive trading days prior to (but not including) the date of the Option Exercise Date (such determined price, the “Ambac Stock Price”); VWAP = the volume weighted average price in USD for a share of common stock in Ambac (as calculated by Bloomberg Financial LP using the function “AMBC US <Equity> VWAP”) for the period comprising the 25 consecutive trading days prior to (but not including) the date of the Option Exercise Date (such period the "Trading Period"); and (ii) the balance of such aggregate purchase price by payment in cash to such bank account of the Existing Shareholder as has been nominated to Cirrata in writing (it being understood that the sterling cash balance for a relevant Existing Shareholder is the excess of the aggregate purchase price (which is denominated in sterling) to be paid to the relevant Existing Shareholder over the sterling value of the aggregate Ambac Stock to be delivered to the relevant Existing Shareholder); (b) upon receipt of the aggregate purchase price, the relevant Existing Shareholder shall (i) deliver to Cirrata a stock transfer form and the original share certificate (or an indemnity for a lost share certificate in favour of the Company in such form as is reasonably acceptable to the Board) in respect of the transferring Relevant Shares and (ii) warrant to Cirrata that such Existing Shareholder (A) is the sole legal and beneficial owner of the transferring Relevant Shares free from any Encumbrances, (B) has the right to exercise all voting, economic and other rights over such transferring Relevant Shares and (C) has the right to transfer such Relevant Shares with full title guarantee and free from any Encumbrances. Cirrata undertakes to the Existing Shareholders that it will pay to each Existing Shareholder in respect of whom a Put Option or a Call Option has been exercised as of a relevant Option Exercise Date the same proportions of Ambac Stock and cash. Notwithstanding the foregoing, if the resulting number of shares of Ambac Stock to be issued to any Existing Shareholder pursuant to this clause 13.2.9 would reasonably be expected to result in that Existing Shareholder beneficially owning (as determined in accordance with Rule 13d-3 under the Exchange Act) more than 4.9% in aggregate of the Outstanding Shares as of the close of market on the final date of the Trading Period, then the number of shares of Ambac Stock to be issued to each Existing Shareholder shall be decreased pro rata to the extent necessary to ensure that the Existing Shareholders beneficially own in aggregate no more than 4.9% of the Outstanding Shares as of the close of market on the final date of the Trading Period. If, as a result of such reduction in the number of Ambac Stock issued, the Existing Shareholders would receive Ambac Stock with an aggregate value (expressed as a USD cash amount) lower than the amount they would have received without such reduction, then Cirrata shall pay in cash (in GBP) to each Existing Shareholder on the Closing Date an amount equal to such Existing Shareholder’s pro rata amount of such difference. Notwithstanding anything to the contrary in this Deed, if between the final date of the Trading Period and the Closing Date, with respect to the Outstanding Shares, there shall have been any dividend (whether in cash, stock or otherwise) subdivision, reclassification, recapitalisation, split, combination, exchange or readjustment of shares, or any similar event in each case with a record date during such period, then the number of shares of Ambac Stock to be issued will be appropriately adjusted to reflect such dividend, subdivision, reclassification, recapitalisation, split, combination, exchange or readjustment of shares, or any similar event. Subject to the forgoing, the resulting number of shares of Ambac Stock shall be allocated between the Existing Shareholders pro rata, save that the number of shares of Ambac Stock received by any Existing Shareholders may be rounded down by Ambac to the nearest whole number so as not to issue a fraction of a unit of common stock; (c) the Company shall issue to the Existing Shareholder a balancing share certificate for the remaining Shares held by such Existing Shareholder; and (d) notwithstanding the foregoing, the number of shares of Ambac Stock issued pursuant to each Put Option and Call Option, when considered collectively with the number of shares of Ambac Stock issued as Consideration Stock (as defined in the Share Purchase Agreement), shall not exceed 19.9% of the number of outstanding shares of Ambac Stock at the date of the Share Purchase Agreement unless approved by Ambac’s shareholders pursuant to the rules of the New York Stock Exchange. If such approval is not received prior to the date on which the Ambac Stock would have been issued but for this sub-clause 13.2.9(d), then the number of shares of Ambac Stock to be issued to each Existing Shareholder shall be decreased pro rata to the extent necessary to ensure that when taken together with the shares of Ambac Stock issued as Consideration Stock (as defined in the Share Purchase Agreement) shall not exceed 19.9% of the number of outstanding shares of Ambac Stock at the date of the Share Purchase Agreement. If, as a result of such reduction in the number of Ambac Stock issued, the Existing Shareholders would receive Ambac Stock with an aggregate value (expressed as a USD cash amount) lower than the amount they would have received without such reduction, then Cirrata shall pay in cash (in GBP) to each Existing Shareholder on the Closing Date an amount equal to such Existing Shareholder’s pro rata amount of such difference. 13.2.10 To the extent an Existing Shareholder continues to hold Unexercised Put Options, then such put options shall roll forward such that an additional put option shall become exercisable in respect of Relevant Shares on 1 March 2030 and on 1 March in each subsequent calendar year, and the provisions of this clause 13.2 shall apply as if: (a) such additional put option were a Put Option; and (b) 31 March 2030 and 31 March in each subsequent calendar year were each an Option Exercise Date. 13.2.11 The provisions of clause 13.2.10 shall continue as at 1 March for each subsequent calendar years with references to each year set out in such clause being construed as being the year in such subsequent period until, in respect of an Existing Shareholder, there are no further Unexercised Put Options, at which point such Existing Shareholder's Put Options shall expire, provided that in no event shall any Put Option accumulate such that more than the Relevant Shares can be subject to a Put Option in any calendar year. 13.2.12 The Call Option shall not expire until there are no Unexercised Call Options remaining and the Call Option shall continue to operate in accordance with this clause 13.2 until such expiration. 13.2.13 In the event that Cirrata does not pay (or procure the payment of) any aspect of any amount payable to an Existing Shareholder in respect of the sale and purchase of Relevant Shares by the applicable Closing Date, then:

(a) interest will accrue on such amount unpaid at the US prime rate (as published by the Wall Street Journal) plus 7% per annum from the date such amount should have been paid until the date it is actually paid; and (b) such Existing Shareholder may, at any time prior to such amount and applicable interest being paid, notify Cirrata in writing, such notice to take effect 30 days from the date of such notice, that the sale and purchase pursuant to the applicable Put Option or Call Option shall terminate and the Existing Shareholder shall not be required to sell the applicable Relevant Shares to Cirrata, provided that such termination will not be effective if Cirrata pays such amount and any applicable interest to the Existing Shareholder within the five Business Day period. 13.2.14 Resale Registration Statement (a) If any Put Option or Call Option over an Existing Shareholder's Shares is exercised and Ambac has elected to pay a portion or all of the purchase price in Ambac Stock then, no later than 5:30 pm New York Time on the 5h Business Day (the “Filing Date”) following the Closing Date, Ambac will have filed a registration statement on Form S-3, or if such form is not then available, on Form S-1 (or in each case any successor form) (each, a “Resale Registration Statement”) with the SEC registering the resale of the shares of Ambac Stock delivered to the Existing Shareholder pursuant to this Deed (and any other shares of Ambac Stock issued in respect of the applicable Shares upon any stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event) (collectively, such securities until such time that such securities (i) have been disposed of pursuant to an effective Resale Registration Statement, (ii) are able to be sold without restriction as to volume or manner of sale pursuant to Rule 144 or (iii) have been disposed of to a transferee which does not have any rights under this Deed, the “Registrable Securities”) in accordance with any reasonable method of distribution elected by the Existing Shareholders (in such context, each, a “Seller”). Ambac will use reasonable best efforts to cause the Resale Registration Statement to be declared effective by the SEC as soon as practicable thereafter, but in no event later than the earlier of (i) 60 days from the Filing Date and (ii) the 5th Business Day after the date Ambac is notified (orally or in writing, whichever is earlier) by the SEC that the Resale Registration Statement will not be “reviewed” or will not be subject to further review (such date on which the Resale Registration Statement is declared effective, the “Effective Date”). (b) Ambac will advise each Seller promptly and in any event within one (1) Business Day (at Ambac’s expense): (i) when the Resale Registration Statement or any post-effective amendment thereto has been filed and when it becomes effective; (ii) of any request by the SEC for amendments or supplements to the Resale Registration Statement or the prospectus included therein or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Resale Registration Statement or the initiation of any proceedings for such purpose; (iv) of the receipt by Ambac of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) of the occurrence of any event that requires the making of any changes in the Resale Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading (provided that any such notice will solely provide that the use of the Resale Registration Statement or prospectus has been suspended without setting forth the reason for such suspension). Notwithstanding anything to the contrary set forth herein, Ambac will not, when so advising any Seller of such events, provide such Seller with any material, non-public information regarding Ambac. Ambac will use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Resale Registration Statement promptly. Upon the occurrence of any event contemplated in clauses (ii) through (v) above, Ambac will use its reasonable best efforts to, as soon as practicable, prepare a post-effective amendment to such Resale Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to the holder of Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. (c) Once declared effective, Ambac will cause the Resale Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable

Securities (the “Effectiveness Period”). If the Resale Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, Ambac will promptly cause the Resale Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Resale Registration Statement) or amend the Resale Registration Statement in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of the Resale Registration Statement. (d) Ambac will supplement and amend the Resale Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by Ambac for such Resale Registration Statement if required by the Securities Act or as reasonably requested by Seller. (e) Ambac will provide a draft of the Resale Registration Statement to each Seller for review at least five (5) Business Days in advance of filing the Resale Registration Statement. In no event will any Seller be identified as a statutory underwriter in the Resale Registration Statement, unless required by the SEC. (f) Upon the effectiveness of any Resale Registration Statement covering any Registrable Securities and in connection with the transfer of any Registrable Securities, Ambac will promptly instruct (or direct its counsel to so instruct and deliver a customary legal opinion) and use reasonable best efforts to cause the Transfer Agent for the shares to (i) remove any restrictive legends related to the book entry account holding such shares and (ii) make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends. (g) Indemnification. (i) Ambac agrees to indemnify and hold harmless, to the extent permitted by law, any Seller, any Seller’s directors, officers, employees, advisors and agents, to the extent applicable, and any person who controls any Seller (within the meaning of the Securities Act or the Exchange Act) and each affiliate of any Seller (within the meaning of Rule 405 under the Securities Act) (collectively “Covered Persons”) from and against any and all losses, including any liabilities, claims, costs, fees, expenses, taxes, losses, judgments, damages, fines, awards, settlements and penalties, or injuries, whether or not involving the claim of another person (collectively, “Losses”) caused by any untrue or alleged untrue statement of material fact contained in any Resale Registration Statement, prospectus included in any Resale Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or caused by or related to any violation or alleged violation of the Securities Act or Exchange Act; provided, however, that Ambac will not be liable to any Covered Person in any such case to the extent that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Resale Registration Statement or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Ambac, in writing, by or on behalf of such Covered Person specifically for use in the preparation thereof. (ii) Each Seller agrees to indemnify and hold harmless Ambac against any losses resulting from any untrue statement of material fact contained in the Resale Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of the Seller expressly for use therein. In no event will the aggregate liability of any Seller under this clause (ii) be greater in amount than the dollar amount of the net proceeds received by the Seller upon the sale of the Registrable Securities received by the Seller in connection with the sale of the Registrable Securities pursuant to any Resale Registration Statement. (iii) Any person entitled to indemnification pursuant to this clause (iii) will (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice will not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) permit such indemnifying party to assume the defence of such claim with counsel reasonably satisfactory to the indemnified party. If such defence is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent, which consent will not be unreasonably withheld or delayed. An indemnifying party who elects not to assume the defence of a claim will not be obligated to pay the fees and expenses of more than one counsel (and any local counsel as may reasonably be needed) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party will, without the consent of the indemnified party (which consent will not be unreasonably withheld or delayed), consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. 13.2.15 For so long as there are any Put Options or Call Options still capable of being exercised (whether at such time or at a future time): (a) the strategic direction of the Group shall be determined by the Board; (b) Cirrata recognises that there is significant value in the Put Options and the Call Options and that neither Cirrata nor any company in the Ambac Group outside the Group shall take any action to intentionally distort the financial performance of the Group in bad faith in a way that adversely affects the calculation of the purchase price of Shares that are the subject of a Put Option or Call Option in accordance with clause 13.2.8 in a way that is not immaterial: (c) Cirrata shall not cause or permit a change to the accounting reference date of any Group Company; or

(d) Cirrata shall procure that the Company does not pay any dividends or other distributions which would have the result that the Group Companies do not have sufficient working capital to carry on their business in accordance with the Business Plan; (e) Cirrata shall not (and shall procure that none of the companies in the Ambac Group outside the Group shall): (i) disclose to companies in the Ambac Group outside the Group any Competitive Information in a way which causes material detriment to the commercial interests of the Group; (ii) use Competitive Information for the benefit of another company in the Ambac Group outside the Group which causes material detriment to the commercial interests of the Group; (iii) systematically target the business, customers, clients or suppliers of any Group Company with the intention of diverting business away from the Group; and; (f) where it or any company in the Ambac Group outside the Group has established, acquired or developed any business that competes with the business of the Group, it shall in good faith work with the Company and the Existing Shareholders with a view to mitigating any negative impact on the business of the Group and reasonably seeking opportunities to achieve synergies and realise opportunities between the businesses. (g) If BCC or any Management Shareholder believes that there is or may be a breach of any of the provisions of this clause 13.2.15(b) through (g), they shall notify the Board as soon as reasonably practicable and in any event within 60 days. Cirrata shall have 30 days to cure such breach. Cirrata shall not be liable for a breach of this clause 13.2.15 to the extent that such liability arose or was increased as a result of a failure by BCC or any Management Shareholder to provide notification to Cirrata within this 60-day period. 13.2.16 BCC payment to Management Shareholders (a) Upon the completion in accordance with clause 13.2.9 of a Transfer of Shares (excluding Additional Shares) held by BCC following the exercise of a Put Option or a Call Option, BCC shall pay an amount equal to 11.97192% of the aggregate exercise price payable to BCC to the Management Shareholders, such amount to be inclusive of the employer costs of Employer National Insurance and apprenticeship levy and be split pro rata to their holdings of the Shares held by the

Management Shareholders as at the date of this Deed. Any such payments shall be made to such bank accounts of such Management Shareholders as they may inform BCC in writing at least two Business Days prior to payment. (b) The Management Shareholders shall be required to pay to their respective employing Group Company all employment-related Tax liabilities owed by any such Management Shareholder under applicable law (including any UK employee income tax and employee and employer National Insurance contributions and their equivalents as applicable under the requirements of the US Internal Revenue Service) in respect of any payment under clause 13.2.16(a), and it is agreed and acknowledged by the parties that such obligation on the part of the Management Shareholders shall be satisfied by: (a) Cirrata deducting an amount equal to such Tax liabilities from the exercise price payable to BCC, and such amount shall be paid to the relevant Group Companies; and (b) BCC shall make the relevant payments under clause 13.2.16(a) to the Management Shareholders net of any Tax so deducted. (c) BCC and the Management Shareholders acknowledge and agree: (a) that the payments referred to in clause 13.2.16(a) recognise the restrictive covenants that apply to the Management Shareholders under clause 11 and the leaver provisions that apply to the Management Shareholders under clause 15; and (b) [***] (d) If as a result of or in consequence of the payments and adjustment pursuant to clause 13.2.16(a), the Company or any other Group Company obtains (by way of deduction, credit or otherwise) the benefit of any deductible expense for corporation tax (a "Tax Benefit"), Cirrata and each Management Shareholder shall procure that the Company or other Group Company (as applicable) shall pay the relevant Management Shareholder(s) (without deduction and pro rata to the payments to be made to them pursuant to clause 13.2.16(a)) an amount equal to the aggregate of: (i) the value of the Tax Benefit obtained by the Company or other Group Company (as applicable); (ii) the value of any further Tax Benefit obtained by the Company or other Group Company (as applicable) as a result of the making of any payment pursuant to clause 13.2.16, in either case as soon as soon as reasonably practicable upon the Company or other Group Company (as applicable) obtaining such Tax Benefit. 13.3 Sale of Company 13.3.1 If, prior to [●] 2026, there has been: (a) a Change of Control; or (b) an agreement entered into prior to such date pursuant to which, upon completion of such agreement, there would be a Change of Control, then each Existing Shareholder may either: (i) require Cirrata to purchase all of its Shares (other than Shares issued pursuant to the MIP) at the purchase price calculated in accordance with clause 13.2.8 as if all of the Shares held by the Existing Shareholder were Relevant Shares and the date five days prior to the Change of Control were a Option Exercise Date, with completion of such sale and purchase to take place in accordance with clause 13.2.9 as if the giving of such notice were the exercise of a Put Option, with completion of such sale and purchase to take place immediately prior to the Change of Control; or (ii) exercise their tag along rights pursuant to clause 13.5 at the 100% equity value that is the greater of (a) the 100% equity value pursuant to the terms of the Change of Control; and (b) the 100% equity value pursuant to the Share Purchase Agreement less the sum of the total payments made for Shares at Completion and the total payments made in subsequent purchase of Shares from Existing Shareholders pursuant to the exercise of any Call Option or Put Option. For the avoidance of doubt, nothing in this clause 13.3.1 prevents Cirrata from exercising the Drag Along Option in respect of such transaction. In the event that an Existing Shareholder does not elect to use its rights under clause 13.3.1(i) and Cirrata exercises the Drag Along Option, then such Drag Along Option shall be at the 100% equity value that is the greater of (a) the 100% equity value pursuant to the terms of the Change of Control; and (b) the 100% equity value pursuant to the Share Purchase Agreement less the sum of the total payments made for Shares at Completion and the total payments made in subsequent purchase of Shares from

Existing Shareholders pursuant to the exercise of any Call Option or Put Option. 13.3.2 If, after [●] 2026, there has been: (a) a Change of Control other than a Change of Control that was the subject of an agreement falling within clause 13.3.1 (b); or (b) an agreement entered into after such date pursuant to which, upon completion of such agreement, there would be a Change of Control (and such Change of Control takes place in accordance with the terms of such agreement), then any unexercised Put Options and Unexercised Call Options set out in clause 13.2 shall lapse (without prejudice to the provisions of clauses 13.4 and 13.5). 13.3.3 For as long as an Existing Shareholder holds Shares in the Company, Cirrata and Ambac shall consult in good faith with BCC and/or a representative of the Management Shareholders (as applicable) on, and during, the process of any sale of the Company and the operation of a process with the intention of achieving a valuation at fair market value for the Company. 13.3.4 Cirrata shall keep the Existing Shareholders reasonably informed of any discussions or negotiations with any person in respect of a transaction that would, on completion, result in a Change of Control, and of any actual Change of Control. 13.4 Drag Along Rights 13.4.1 Drag Along Sale (a) If there is proposed a sale of Shares by Cirrata to a Proposed Buyer which would result in either a Loss of Control or a Change of Control, Cirrata shall have the right to require all the other Shareholders (but not some only) ("Called Shareholders") to Transfer all their Callable Shares to the Proposed Buyer (or as the Proposed Buyer directs) in accordance with the provisions of this clause 13.4 ("Drag Along Option"). (b) Cirrata shall procure, prior to exercising the Drag Along Option, that an offer is made by the Proposed Buyer to purchase the whole of the issued Shares of the Company (a "Drag Along Sale"). (c) Cirrata may exercise the Drag Along Option by giving written notice to that effect to the Called Shareholders (with a copy to the Company) ("Drag Along Notice") at least 20 Business

Days prior to the anticipated date on which their Shares shall be Transferred to the Proposed Buyer. (d) The Drag Along Notice shall specify: (i) that the Called Shareholders are required to Transfer the Called Shares pursuant to this clause 13.4; (ii) the person to whom the Called Shares are to be Transferred; (iii) the purchase price payable for the Called Shares, which shall be payable: (A) (where the consideration to be paid to Cirrata is to be a mixture of cash and non-cash consideration and the cash element comprises no less than 50% of the overall value of the consideration) in the same proportions of cash and non-cash consideration as for Cirrata's Shares provided that any non-cash consideration shall be paid in Liquid Securities (subject to any lockup period of no longer than three months) and shall reflect the Transfer Value of those Called Shares held by the Called Shareholder; (B) (where either the consideration payable to Cirrata is entirely non-cash or the consideration is to be a mixture of cash and non-cash consideration and the cash element comprises less than 50% of the overall value of the consideration) in the proportions of 50% cash and 50% non-cash consideration provided that any non-cash consideration shall be paid in Liquid Securities (subject to any lockup period of no longer than three months) and shall reflect the Transfer Value of those Called Shares held by the Called Shareholder; and (C) (where the consideration is to be paid to Cirrata in cash only) in cash and shall reflect the Transfer Value of those Called Shares held by the Called Shareholder, For the purposes of (A) and (B) above, "Liquid Securities" means ordinary voting shares issued by a company listed on a Qualifying

Investment Exchange with a market capitalisation greater than $750m and for these purposes "Qualifying Investment Exchange" means a recognised stock exchange (but not any junior market) in the United States or Europe including the Main Market (but not AIM) of the London Stock Exchange, NYSE or NASDAQ; (iv) the proposed date of completion of the Proposed Transfer; and (v) subject to 13.4.1(f), the other terms and conditions applicable to the Drag Along Sale, including time of payment, true, complete and accurate copies of all agreements, documents and instruments then available, reasonably required to be executed by Cirrata to give effect to the Transfer of the Called Shares to the Proposed Buyer (the "Drag Along Documents") provided that any such terms and conditions are applied on the same basis to every Shareholder pro rata to their respective portions of the total proceeds that the Called Shareholders are entitled to receive. (e) Once issued, a Drag Along Notice shall be irrevocable. However, a Drag Along Notice shall lapse if, for any reason, the sale of Called Shares has not completed within 90 Business Days of the Drag Along Notice being served, subject to any Regulatory Extension. Cirrata may serve further Drag Along Notices following the lapse of any particular Drag Along Notice. (f) No Drag Along Notice shall require a Called Shareholder to agree to any terms except those specifically set out herein. To the extent reasonably required Called Shareholders who are employees of any Group Company at the time of the Drag Along Sale shall be obliged to make customary business warranties (subject to customary limitations) provided that any liability for those warranties is fully insured with recourse being limited to the insurance and the cost of the policy being met by the Company or the buyer. All Called Shareholders shall also be required to warrant to the Proposed Buyer in customary terms that: (i) the Called Shareholder has the requisite power and authority to enter into and perform the Transfer of its

Called Shares and the Transfer shall constitute a valid, legal and binding obligation on the Called Shareholder; (ii) the Called Shareholder is the sole legal and beneficial owner of its Called Shares and is entitled to Transfer the legal and beneficial title to its Called Shares to the Proposed Buyer free from all Encumbrances, without the consent of any other person; and (iii) the Called Shareholder is selling its Called Shares with full title guarantee. (g) No Called Shareholders will be required to provide or adhere to any restrictive covenants or indemnities. 13.4.2 Completion of Drag Along Sale (a) Completion of the Drag Along Sale shall take place on the date proposed by Cirrata in the Drag Along Notice (which shall be the same date for Cirrata and all Called Shareholders) unless: (i) Cirrata and all Called Shareholders agree otherwise in writing; or (ii) that date is less than 15 Business Days after the date on which the Drag Along Notice is served, in which case the completion date shall be the 15th Business Day after service of the Drag Along Notice, unless Cirrata and all Called Shareholders agree otherwise in writing. provided always that any Completion shall be subject to any Regulatory Extension. (b) On or before the date of completion of the Drag Along Sale ("Sale Completion Date"), each Called Shareholder shall execute and deliver Drag Along Documents, including stock transfer forms for the Called Shares, together with (A) the relevant shares certificates (or suitable indemnity for any lost share certificates) and (B) a waiver of any applicable pre- emption rights duly signed to the Proposed Buyer (or as otherwise agreed in the Drag Along Documents). (c) To the extent that the Proposed Buyer has not paid the consideration due on the Sale Completion Date, the Called Shareholders shall be entitled to the return of the Drag Along Documents, including stock transfer forms and share certificates (or suitable indemnity) for the relevant Called Shares; and the Drag Along Sale (including the sale to the

Proposed Buyer of the Shares held by Cirrata in the Company) shall not be capable of being completed. (d) If any Called Shareholder does not, on or before the date scheduled for completion, execute and deliver (in accordance with clause 13.4.2(b)) a Transfer in respect of all of the Called Shares held by it, clause 13.6.1 shall apply. (e) For the purposes of giving full effect to the share transfers in this clause 13.4, Cirrata shall and shall use all reasonable endeavours to ensure (to the extent possible) that the Proposed Buyer shall, use all reasonable endeavours to procure (so far as they are able) that any conditions applicable to the sale and transfer of Cirrata's Shares are satisfied as soon as reasonably practicable and, correspondingly in connection with the satisfaction of any conditions, that any applications required for a Change of Control of the Company are submitted to the relevant Regulatory Authorities as soon as possible and in any event at least five Business Days prior to the service of a Drag Along Notice. 13.5 Tag Along Rights 13.5.1 Subject always to clause 13.1.1, the provisions of this clause 13.5 shall apply if there is a proposed sale of Shares by Cirrata to a Proposed Buyer that would result in a Loss of Control or a Change of Control ("Proposed Transfer"). 13.5.2 Tag Along Sale (a) Where Cirrata is proposing a Proposed Transfer and the Drag Along Option is not exercised pursuant to clause 13.4, then before making the Proposed Transfer, Cirrata shall procure that the Proposed Buyer makes an offer ("Tag Along Offer") to each of the other Shareholders (the "Remaining Shareholders") to purchase all of the Tagging Shares held by the Remaining Shareholders on the same terms and conditions as Cirrata is proposing to sell its Shares(subject always to paragraph (b) below) and the same relative proportion of cash and non-cash consideration (if relevant) as offered to Cirrata, provided that any non-cash consideration shall be paid in Liquid Securities (subject to a lockup period of no longer than three months), for a consideration per Share that reflects the Transfer Value of those Shares held by the Remaining Shareholders. (b) No Remaining Shareholder shall be required to agree to any terms in respect of a Tag Along Offer except those specifically set out in this clause 13.5.2(b).

(i) To the extent reasonably required, Remaining Shareholders who accept the Tag Along Offer and who are employees of any Group Company at the time of the Tag Along Offer will provide customary business warranties subject to customary limitations provided that any exposure is fully insured with no recourse other than to the insurance and the cost of the policy being met by the Company or the buyer; (ii) where BCC is a Remaining Shareholder and accepts the Tag Along Offer, BCC will not provide customary business warranties; (iii) Other than as set out above, no Remaining Shareholder who accepts the Tag Along Offer shall be obliged to make any representation or warranty or to incur any liability to the Proposed Buyer other than warranting to the Proposed Buyer that: (A) such Remaining Shareholder has the requisite power and authority to enter into and perform the Transfer of its Shares and the Transfer shall constitute a valid, legal and binding obligation on such Remaining Shareholder; (B) such Remaining Shareholder is the sole legal and beneficial owner of its Shares and is entitled to Transfer the legal and beneficial title to its Shares to the Proposed Buyer free from all Encumbrances, without the consent of any other person; (C) such Remaining Shareholder is selling its relevant Shares with full title guarantee; and (iv) Any liability of any Remaining Shareholder shall be several (and not joint or joint and several), and no Remaining Shareholders will be required to provide or adhere to any restrictive covenants or indemnities. (c) Any Tag Along Offer shall be made by written notice ("Tag Along Offer Notice") at least 20 Business Days prior to the anticipated date on which Cirrata’s Shares shall be Transferred to the Proposed Buyer ("Tag Along Offer Sale Date"). To the extent not described in any accompanying documents, the Tag Along Offer Notice shall set out: (i) the identity of the Proposed Buyer;

(ii) the purchase price offered for the Shares, which shall reflect the Transfer Value of those Shares held by the Remaining Shareholders and, to the extent applicable, the price per Share that would be payable pursuant to clauses 13.3.1(b)(i) and 13.3.1(b)(ii); (iii) the Tag Along Offer Sale Date; and (iv) the other terms and conditions applicable to the Proposed Transfer, including true complete and accurate copies of any draft or definitive agreements then available that are relevant to the Remaining Shareholder's potential participation in the Proposed Transfer (the "Tag Along Documents"). (d) If the Proposed Buyer fails to make the Tag Along Offer to any of the Remaining Shareholders in accordance with this clause 13.5, Cirrata shall not be entitled to complete the Proposed Transfer. (e) Each Remaining Shareholder may elect to accept the Tag Along Offer in respect of some or all of their Tagging Shares and participate in the Proposed Transfer by delivering a written notice to Cirrata within 15 Business Days after deemed delivery of the Tag Along Offer in accordance with clause 22 (a “Tag Along Sale”). Any such notice shall: (i) specify which Tagging Shares the Remaining Shareholder intends to sell; (ii) attach the Tag Along Documents duly executed by the Remaining Shareholder; and (iii) attach original share certificates and other evidence of title to the Tagging Shares of the relevant Remaining Shareholder to be purchased by the Proposed Buyer (or, in the case of any lost certificate(s) or other evidence of title, a customary indemnity in favour of the Company in a form reasonably satisfactory to the Proposed Buyer. (f) If the Tag Along Offer is accepted by one or more of the Remaining Shareholders, prior to the Tag Along Offer Sale Date, the completion of the Proposed Transfer shall be conditional on completion of the purchase of the Tagging Shares specified to be sold by that Remaining Shareholder. 13.6 Power of Attorney

13.6.1 Each Management Shareholder hereby constitutes and unconditionally appoints and grants to Cirrata and to the Company, each of them acting individually, with full power of substitution (each, an “Attorney”) full power of attorney to act as such Management Shareholder’s true and lawful representative and attorney, in such Management Shareholder’s name, place and stead (and such Management Shareholder’s capacity as a holder of Shares), to perform, make, execute, sign, acknowledge, deliver or file all deeds, agreements, instruments, certificates, powers of attorney and other documents, which may be necessary, required or useful by any applicable law or otherwise as required to give effect and complete such Drag Along Sale or Tag Along Sale in the name of the relevant Management Shareholder in order to give effect to the relevant Drag Along Sale or Tag Along Sale, subject to Cirrata having indemnified and continuing to indemnify the relevant Management Shareholder for any losses, costs or expenses suffered or incurred as a result of any misuse of this power of attorney contained in this clause 13.6.1, except in case of fraud or gross negligence of the relevant Management Shareholder. The power of attorney contained in this clause 13.6.1 shall remain in force in relation to each such Management Shareholder until this Deed is terminated in respect of the rights and obligation of such on terms reasonably satisfactory to the relevant Management Shareholder. 13.6.2 Cirrata and the Company undertake to only us the power of attorney set out in clause 13.6.1 if any relevant Management Shareholder does not comply with its obligations in respect of a Drag Along Sale or a Tag Along Sale. 14. General Transfer Terms 14.1 Transfer terms Any Transfer of Shares pursuant to this Deed shall be on terms that those Shares: (a) are Transferred free from all Encumbrances; and (b) are Transferred with the benefit of all rights attaching to them as at the Transfer date of those Shares. 14.2 Registration Each of the parties shall procure so far as within their powers that a Transfer of Shares is not approved for registration unless this Deed and the Articles have been complied with in full. The Company shall procure that each share certificate issued by it shall carry the following statement: "Any disposition, transfer, charge over or dealing in any other manner in the Shares represented by this certificate is restricted by a

Shareholders' Agreement dated [ ] 2024 as the same may be amended from time to time." 14.3 Further assurance on Transfers Each party shall use all reasonable endeavours to do or procure so far as within its power to be done all things and carry out all acts which are reasonably necessary to affect the Transfer of the Shares in accordance with the Deed and the Articles for the purpose of giving the full benefit of the provisions of this Deed or the Articles (as applicable) in a timely fashion. 14.4 Assumption of rights and obligations 14.4.1 The parties to this Deed shall procure that no person other than an Existing Shareholder acquires or is issued any Shares unless it enters into and executes a Deed of Adherence agreeing to be bound by this Deed as a Shareholder. 14.4.2 From the date of execution of the Deed of Adherence, the new Shareholder shall be a party and be entitled to the benefit, subject to the obligations, of this Deed as a Shareholder (without prejudice to clause 13.1.3). 14.4.3 All Deeds of Adherence executed pursuant to clause 14.4.2 shall also be executed by the Company for itself and as attorney for all those other persons who are then parties and by executing this Deed (or as the case may be, the relevant Deed of Adherence) each of those other persons unconditionally and irrevocably appoints the Company as its attorney for that purpose. 14.4.4 In the event that a Shareholder Transfers part of its Shares to an Associated Company, that Associated Company shall exercise any Voting Rights and/or consent rights (whether under this Deed or otherwise) in the same manner and at the same time as the Transferor Shareholder exercises any such rights. 14.4.5 If a Shareholder Transfers any of its Shares to any of its Associated Companies in accordance with the terms of this Deed, any reference in this Deed to the Voting Rights of such Shareholder shall (without double counting) be calculated on the basis of the Transferor Shareholder and such Associated Company(ies). 14.5 Removal of appointees 14.5.1 If a Shareholder ceases to be a Shareholder other than as a result of a Transfer of Shares to an Associated Company or an Immediate Relation in accordance with this Deed all of its appointees to the Board shall cease to be appointed as Directors immediately upon Transfer of its Shares. If the continuing Shareholders request, such Shareholder shall do all such things and sign all such documents as may otherwise be necessary to terminate such appointments or remove such persons from such appointments in a timely manner. 14.5.2 The termination of appointments to the Board shall take effect without any liabilities for the Company for compensation for loss of office or otherwise except to the extent that the liability arises in relation to a service contract with a Director who was acting in an executive capacity. 15. Leavers 15.1 If an event within limbs (a) or (b) of the definition of Good Leaver occurs, the relevant Good Leaver (or their estate if applicable) shall notify the other Shareholders and the Company in writing as soon as reasonably practicable and, if the Good Leaver (or their estate if applicable) does not, he/she shall be deemed to have given notice of the relevant event on the first date on which any one of the other Shareholders or the Company becomes aware of such event. 15.2 Within a period of 60 calendar days following a Management Shareholder becoming a Good Leaver other than within limbs (e) or (f) of the definition of Good Leaver, either the relevant Good Leaver or Cirrata may, by giving written notice to the other, require that all of the Shares held by the Good Leaver (and any Immediate Relation to whom such Good Leaver has transferred any Shares) are purchased by Cirrata at the Transfer Price. 15.3 If a Management Shareholder becomes a Good Leaver within limbs (e) or (f) of the definition of Good Leaver or becomes a Bad Leaver, Cirrata may, at its election, give notice to such Management Shareholder that all of the Shares held by such Management Shareholder (and any Immediate Relation to whom such Management Shareholder has transferred any Shares) are purchased by Cirrata at the Transfer Price. 15.4 The purchase price payable for the Shares shall be payable in cash and non- cash consideration (as determined by Cirrata) in accordance with clause 13.2.9. 15.5 In this clause 15, "Transfer Price" means the aggregate price for the Shares that would have been calculated for the Shares applying the calculations in clauses 13.2.8 and 13.2.9 as if all the Shares were Relevant Shares and the relevant Option Exercise Date were the last day of the calendar month immediately preceding the date the relevant Management Shareholder became a Leaver (without giving effect to any notice period for employment, service or engagement termination). 15.6 Any sale and purchase of Shares made pursuant to clause 15.2 or 15.3 shall complete on the tenth Business Day following the giving of the relevant notice requiring such sale and purchase of the Shares, subject to any Regulatory Extensions. At such completion upon receipt of the aggregate purchase price, the relevant Management Shareholder shall give to Cirrata the same documentation and warranties as set out in clause 13.2.9(b). 15.7 If a Leaver is committing, or if a Leaver who was a Good Leaver subsequently commits, a breach of their obligations under clause 11 of this Deed prior to the later of 31 March 2029 and one year following the Reference Date in respect of that Leaver and, where such breach relates to the conducting of any Competing Activity, does not cease that Competing Activity within one month of being notified by the Company in writing, then the Board may notify such Leaver in writing of the same if it has determined, or has reasonable grounds to believe, that the Leaver is in breach of their obligations under clause 11 and that such Leaver is designated or redesignated as a Bad Leaver, provided that: (a) the Board shall act reasonably in determining, or shall have reasonable grounds to believe, whether a Leaver has breached their obligations under clause 11 and prior to making a decision to designate or redesignate a Leaver as a Bad Leaver the Board shall: 15.7.1 inform each of the Directors of the Company and the Leaver in writing of their intention to assess whether the Leaver is in breach of their obligations under clause 11 of this Deed; and 15.7.2 have received a written opinion or formal advice from an independent King's Counsel or senior barrister with appropriate experience mutually agreed by the Company and the Leaver or, failing such agreement, a King's Counsel nominated by the Chair of the Bar Counsel on application of either the Company or the Leaver, such opinion or advice confirming that either (a) on the balance of probabilities, the Leaver is in breach of their obligations under clause 11 of this Deed; or (b) he or she was unable to determine whether the Leaver was in breach of their obligations under clause 11 of this Deed as a result of receiving insufficient information or cooperation from the Leaver, having allowed the Leaver reasonable opportunity to provide such information and cooperation. The opinion of the Kings Counsel or barrister shall be made available to both the Company and the Leaver; and (b) the Board must inform the Leaver of its intention to assess whether the Leaver has breached his obligations within 6 months of the Board becoming aware of the circumstances giving rise to the Board's belief that the relevant Leaver has or may have breached his obligations under clause 11 and shall discuss with the Leaver for a further 90 days to attempt to reach agreement between the parties. If agreement is not reached and the Board determines that it wishes to assess whether the Leaver has breached his obligations under clause 11, the Board shall inform the Leaver of the identity of the independent King's Counsel or senior barrister they have nominated to provide the written opinion or formal advice referred to in paragraph (a) above within 12 months of the Board becoming aware of the circumstances giving rise to the Board's belief that the relevant Leaver has or may have breached their obligations under clause 11, failing which, the Board shall not be permitted to designate or redesignate the Leaver as a Bad Leaver in respect of the circumstances in question (without prejudice to the Board's right to designate or redesignate the Leaver as a Bad Leaver should the relevant circumstances change). 15.8 If a Management Shareholder becomes a Bad Leaver pursuant to clause 15.7, such Management Shareholder shall pay to Cirrata an amount equal to the difference between any amounts received in respect of the exercise of any Put Option or Call Option and the amounts such Management Shareholder would have received had the purchase price at each relevant Option Exercise Date been calculated in accordance with clause 13.2.8(c). 16. Obligations of Outgoing Shareholder 16.1 On or as soon as possible following their Leaving Date, the Outgoing Shareholder shall sign and execute all documents and perform all acts that the Company reasonably requires for the purpose of enabling the Company to recover any outstanding interest or right of the Company in or for the purpose of Transferring to the Company, or as it may direct, any property of the Company which on their Leaving Date is held by the Outgoing Shareholder on behalf of the Company. 17. Duration and termination 17.1 Duration Subject to the other provisions of this Deed, this Deed shall continue in full force and effect without limit in time until the earliest of: (a) the Shareholders then holding Shares agreeing in writing to terminate it; or (b) the date on which all of the Shares, to the extent remaining in issue, are legally and beneficially owned by one Shareholder; or (c) an effective resolution is passed or a binding order is made for the winding-up of the Company other than to effect a scheme of reconstruction or amalgamation, provided that this Deed shall cease to have effect with respect to any Outgoing Shareholder save for any of its provisions which are expressed to continue in force after termination and such termination shall be without prejudice to any liability or obligation in respect of any matters, undertakings or conditions which shall not have been observed or performed by the relevant Shareholder prior to it ceasing to hold any Shares. 17.2 Termination Termination of this Deed shall be without prejudice to any liability or obligation in respect of any matters, undertakings or conditions which shall not have been observed or performed by the relevant party prior to such termination or which is expressly or by implication intended to continue in force on or after termination including clauses 1, 4.2.3, 4.4, 10, 11, 14, 16, 18, 22, 23, 28, 31 and 37. 18. Confidentiality 18.1 Each Shareholder and Outgoing Shareholder undertakes that they shall not at any time disclose to any person any Confidential Information nor shall they make any announcement concerning the Business or affairs of the Company or the other Shareholders except as permitted by clause 18.2. 18.2 Each Shareholder and Outgoing Shareholder may disclose Confidential Information: (a) to: (i) any of its Associated Companies and its and their employees, representatives or advisers only and who need to know such information for the purposes of carrying out the party's obligations under this Deed; (ii) any sponsor, underwriter or broker for the purposes of facilitating a sale (subject to such person first having executed a confidentiality undertaking in favour of the Company in a form reasonably acceptable to the Board); (iii) any potential purchaser of Shares or of assets of the Group, provided that such disclosure may not be made by the selling Shareholder to any person such selling Shareholder knows to be, or have a material interest in, a business that directly competes with the Business; (iv) in respect of BCC on a need to know basis to any actual or prospective shareholder, investor, manager, trustee, general partner or limited partner in or to any of its Associated Companies including any actual or potential co-investment vehicle Controlled by any of its Associated Companies (excluding, for the avoidance of doubt, any portfolio company of any Fund managed or advised by Bain Capital Credit, LP or Bain Capital Insurance Solutions, LP), actual or potential provider of finance, security agent, agent and any directors, employees and representatives of each of the foregoing entities; (v) in respect of Cirrata, to any person any Confidential Information relating to the Group or its business for bona fide business reasons; (vi) as may be required in connection with enforcement of provisions of this Deed;

(vii) in the ordinary course in connection with their role as an employee or officer of the Company or any Group Company; and (viii) as may be required or advisable to be disclosed (on the advice of an attorney) by law, a court of competent jurisdiction or any governmental or Regulatory Authority or Tax Authority (as defined in the Share Purchase Agreement) or stock exchange, in each case, provided that (A) no Competitive Information may be disclosed to, or utilised for the benefit of, any Competitor (including any Associated Company of BCC or any Representative of BCC or its Associated Companies that is a Competitor) other than pursuant to (vi), and (B) each Shareholder and Outgoing Shareholder shall ensure that any person to whom he discloses Confidential Information (other than (vi)) complies with this clause 18. 18.3 In the case of a disclosure to a potential purchaser of Shares in accordance with clause 18.2(a)(iii), the disclosing party shall: (a) require the potential purchaser to sign a confidentiality agreement including terms of confidentiality no less strict that those set out in this Deed; (b) undertake to the other Shareholders that such disclosing party will immediately inform the other Shareholders in the event it becomes aware of a breach of that confidentiality agreement including (where it would not be a breach of law or contract to do so) the identity of the prospective purchaser; and (c) be responsible for any loss or damage whatsoever caused to the other Shareholders or the Company by the failure of the potential purchaser to comply with the terms of this Deed. 18.4 Except as provided for in clause 18.2, no Shareholder or Outgoing Shareholder shall use any Confidential Information for any purpose other than to perform his obligations under this Deed or pursuant to agreements or arrangements entered into in accordance with this Deed. 18.5 Notwithstanding anything in this Deed to the contrary, nothing in this Deed: (a) prohibits a Management Shareholder from providing truthful testimony or accurate information in connection with any investigation being conducted into the business or operations of the Company or any of its affiliates by any government agency or other regulator that is responsible for enforcing a law on behalf of the government or otherwise communicating with, or providing information to, any such government agency or other regulator regarding conduct or action undertaken or omitted to be taken by the Company or any of its affiliates that the Management Shareholder reasonably believes is illegal or in material non-compliance with any financial disclosure or other regulatory requirement applicable to the Company or any of its affiliates or (b) requires Management Shareholder to obtain the approval of, or give notice to, the Company or any of its employees or representatives to take any action permitted under limb (a) of this clause 18.5. 19. Compliance 19.1 The Company shall, and shall procure that each Subsidiary of the Company shall, comply with all applicable laws, statutes, regulations and codes relating to anti-bribery and anti-corruption and financial crime. 19.2 Each Shareholder undertakes to the other Shareholders and the Company that it will not, and will (to the extent within its powers) procure that its Associated Persons and the Company and its Associated Persons will not, engage in any activity, practice or conduct in connection with its interest in the Company or the operation of the Business which would give rise to an offence under or non- compliance with all applicable laws, statutes, regulations and codes relating to anti-bribery and anti-corruption and financial crime that may apply to the Company and its Associated Persons from time to time, including the Bribery Act 2010. 20. Guarantee 20.1 Ambac guarantees to the Existing Shareholders and the Company the due and punctual performance, observance and discharge by Cirrata of all the Guaranteed Obligations if and when they become performable or due under this Deed (or (as the case may be) any agreement entered into pursuant to or in connection with it). 20.2 If Cirrata defaults in the payment when due of any amount that is a Guaranteed Obligation, Ambac shall, on five Business Days written notice on demand by an Existing Shareholder, unconditionally pay that amount to the Existing Shareholders in the manner prescribed by this Deed (or (as the case may be) any agreement entered into pursuant to or in connection with it) as if it were Cirrata. 20.3 Ambac as principal obligor and as a separate and independent obligation and liability from its obligations and liabilities under clause 20.1 and clause 20.2, agrees to indemnify and keep indemnified the Existing Shareholders on demand from and against all and any losses, costs, claims, liabilities, damages, demands and expenses suffered or incurred by the Existing Shareholders arising out of, or in connection with, the Guaranteed Obligations not being recoverable for any reason or any failure of Cirrata to perform or discharge any of its obligations or liabilities in respect of the Guaranteed Obligations. 20.4 The guarantee in this clause 20 is and shall at all times be a continuing security and shall cover the ultimate balance of all monies payable by Cirrata to the Existing Shareholders in respect of the Guaranteed Obligations, after adjustment for any intermediate payment or discharge in full or in part of the Guaranteed Obligations. 20.5 The liability of Ambac under the guarantee in this clause 20 shall not be reduced, discharged or otherwise adversely affected by: 20.5.1 any act, omission, matter or thing which would have discharged or affected the liability of Ambac had it been a principal debtor instead of a guarantor or indemnifier; or 20.5.2 anything done or omitted by any person which, but for this provision, might operate or exonerate or discharge Ambac or otherwise reduce or extinguish its liability under the guarantee in this clause 20. 20.6 Ambac waives any right it may have to require the Existing Shareholders (or any trustee or agent on their behalf) to proceed against or enforce any other right or claim for payment against any person before claiming from Ambac under this clause 20. 20.7 Ambac shall, on a full indemnity basis, pay to the Existing Shareholders on demand the amount of all costs and expenses (including legal and out-of- pocket expenses and any value added tax on them) incurred by the Existing Shareholders in connection with: 20.7.1 the preservation, or exercise and enforcement, of any rights under or in connection with the guarantee in this clause 20 or any attempt so to do; and 20.7.2 any discharge or release of this guarantee. 20.8 Until all amounts which may be or become payable by Cirrata under or in connection with this Deed have been irrevocably paid in full, and unless the Existing Shareholders otherwise direct in writing, Ambac shall not exercise any security or other rights it may have by reason of performing its obligations under this clause 20, whether such rights arise by way of set-off, counterclaim, subrogation, indemnity or otherwise. 20.9 The guarantee in this clause 20 shall be in addition to and independent of all other security which the Existing Shareholders may hold from time to time in respect of the discharge and performance of the Guaranteed Obligations. 20.10 This clause 20 shall automatically terminate on the earlier of: 20.10.1 the Guaranteed Obligations having been satisfied in accordance with the terms of this Deed; or 20.10.2 subject to clause 20.11 and clause 20.12, a Change of Control of the Company; or 20.10.3 subject to clause 20.11 and clause 20.12, Cirrata (or, following any transfer of Shares to another member of the Ambac Group as contemplated in clause 13.2.2, that other member of the Ambac Group) ceasing to own any Shares; or 20.10.4 the Existing Shareholders ceasing to own any Shares, provided that, in the event of clause 20.10.3 applying, the provisions of clause 20.1 to 20.9 shall continue to apply to any Guaranteed Obligation which had become due for performance prior to such event occurring until the relevant Guaranteed Obligation has been performed in full. 20.11 Prior to any Transfer by Cirrata, Cirrata may, in its sole discretion, elect by written notice to BCC and the Management Shareholders’ Representative on the Loss of Control to arrange for the purchaser of the Shares (the Purchaser) to provide a guarantee (the Co-Guarantee) in a form and from a company with a creditworthiness acceptable to BCC and the Management Shareholders’ Representative, each acting reasonably (the Co-Guarantor) to cover a portion of the Guaranteed Obligations equal to the Co-Guarantor's direct or indirect equity interest in the Company after closing of the Transfer provided that Ambac’s guarantee in this clause 20 shall (i) also cover the obligations of the Co-Guarantor under the Co-Guarantee, and (ii) continue to apply in respect of the portion of the Guaranteed Obligations that is not covered by the obligations of the Co-Guarantor under the Co-Guarantee for so long as there are any Put Options or Call Options still capable of being exercised (whether at such time or at a future time). 20.12 If Cirrata does not serve a written notice to BCC and the Management Shareholders’ Representative pursuant to clause 20.11, the guarantee in this clause 20 from Ambac shall continue in full force and effect following the Transfer. 21. Entire Agreement 21.1 This Deed contains the whole agreement between the parties to the exclusion of any terms implied by law which may be excluded by contract and supersede any previous written or oral agreement relating to its subject matter. 21.2 Each party agrees and acknowledges that, in entering into this Deed, it is not relying on any representation, warranty or undertaking not expressly incorporated herein, other than as set forth in any other Transaction Document. 21.3 Any terms implied by law in any jurisdiction are excluded to the fullest extent permitted by law. 21.4 Each of the parties agrees and acknowledges that, except as otherwise set out in this Deed, its only right and remedy in relation to any representation, warranty or undertaking made or given in or in connection with this Deed shall be for: (i) breach of the terms of this Deed and (ii) injunctive relief or specific performance of this Deed and each of the parties waives all other rights and remedies (including rights and remedies to claim damages in tort or under statute or civil codes, or to (wholly or partly) rescind, nullify or terminate (whether by court or arbitral order or otherwise) this Deed) in relation to any such representation, warranty or undertaking. 21.5 Nothing in this clause 21 excludes or limits any liability for fraud or fraudulent misrepresentation. 22. Notices 22.1 Any notice or other communication in connection with this Deed (each, a “Notice”) shall be: (a) in writing in English; and (b) delivered by hand, email, recorded or special delivery or courier using an internationally recognised courier company. 22.2 The parties' addresses, email addresses and contacts are as set out as against their names in Schedule 1 and to the Company (i) at the address as set out in the recitals to this Deed and (ii) to the email address [●]. 22.3 A party may change its details given in clause 22.2 by giving notice, the change taking effect for the party notified of the change at 9:00am on the later of: (a) the date, if any, specified in the notice as the effective date for the change; or (b) the date five Business Days after deemed receipt of the notice. 22.4 Subject to clause 22.5, a Notice shall be effective upon receipt and shall be deemed to have been received: (a) at the time recorded by the delivery company, in the case of recorded delivery; (b) at the time of delivery, if delivered by hand or courier; or (c) at the time of sending if sent by e-mail, provided that receipt shall not occur if the sender receives an automated message that the e-mail has not been delivered to the recipient. 22.5 A Notice that is received after 5.00pm on any day, or on a Saturday, Sunday or public holiday in the place of receipt, shall be deemed to be received at 09.00am on the next day that is not a Saturday, Sunday or public holiday in the place of receipt. 22.6 For the purposes of this clause 22, all references to time are to local time in the place of receipt. 22.7 This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

23. Damages not an adequate remedy Without prejudice to any other rights or remedies which a party may have under this Deed, the parties acknowledge and agree that damages may not be an adequate remedy for a breach of clauses 10 and 18 and the remedies of specific performance and other equitable relief may be available for any threatened or actual breach of any such provisions and no proof of special damages shall be necessary for the enforcement of the rights under this clause 23. 24. Conflict with the Articles Subject to the provisions of this Deed, if, during the continuance of this Deed, there shall be any conflict between the provisions of this Deed and the provisions of the Articles then, during such period, the provisions of this Deed shall prevail as between the Shareholders. The Shareholders shall exercise all voting and other rights and powers available to them to give effect to the provisions of this Deed and (if necessary and to the extent legally permissible) ensure that any required amendment is made to the Articles. Nothing contained in this Deed shall be deemed to constitute an amendment of the Articles or any previous articles of association of the Company. 25. Costs The parties agree that the costs attributable to the negotiation, preparation and execution of this Deed and the New Articles shall be borne as set out in clause 19.8 of the Share Purchase Agreement. 26. Registration, Stamp, Transfer Taxes and Duties Cirrata shall bear the cost of all registration, stamp and transfer taxes and duties or their equivalents in all jurisdictions where such fees, taxes and duties are payable as a result of any Transfer of Shares to it from an Existing Shareholder. 27. Waiver No failure or delay by a party to exercise any right or remedy provided under this Deed or by law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy. 28. Further Assurance Each of the parties shall, and shall use reasonable endeavours to procure that any necessary third party shall, from time to time execute such documents and perform such acts and things as any party may reasonably require to give effect to the terms of this Deed and give any party the full benefit of this Deed. 29. Unlawful fetter The Company is not bound by any provision of this Deed to the extent that it constitutes an unlawful fetter on any statutory power of the Company.

30. Several liability Unless expressly provided otherwise, all representations, warranties, indemnities, undertakings, covenants, agreements and obligations made, given or entered into by more than one person in this Deed are made, given or entered into severally. 31. Severance 31.1 If any provision in this Deed shall be held to be illegal, invalid or unenforceable, in whole or in part, the provision shall apply with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and gives effect to the commercial intention of the parties. 31.2 If and to the extent that it is not possible to delete or modify the provision, in whole or in part, under clause 31.1, then such provision or part of it shall, if and to the extent that it is illegal, invalid or unenforceable, be deemed not to form part of this Deed and the legality, validity and enforceability of the remainder of this Deed shall, subject to any deletion or modification made under clause 31.1, not be affected. 32. No partnership No provision of this Deed is intended to or shall operate to create a partnership between any of the parties or authorise any party to act as agent for any other party for any purpose. 33. Variation No variation of this Deed shall be effective unless it is in writing and signed by or on behalf of (i) the Company, (ii) Cirrata, (iii) BCC and (iv) a majority (by number of Shares held) of Management Shareholders, except that a variation of any provision of this Deed which would materially adversely affect the rights of any Shareholder under this Deed or the Articles (such Shareholder being the "Affected Shareholder") as compared to the rights of the other Shareholders shall require the prior written consent of such Affected Shareholders. 34. Assignment 34.1 Subject to clause 34.2 and except as otherwise expressly provided in this Deed, a party may not (whether at law or in equity) without the prior written consent of the other parties (such consent not to be unreasonably withheld or delayed) assign, transfer, grant any security interest, hold on trust or deal in any other manner with the benefit of the whole or any part of this Deed, nor purport to do any of the same. 34.2 Each Shareholder may assign the whole or any part of its accrued rights under this Deed to any person to whom Shares are Transferred in accordance with this Deed and the Articles and who has executed and delivered a Deed of Adherence (or is otherwise a party to this Deed as a Shareholder).

34.3 For the avoidance of doubt, the guarantee in clause 20 and matters requiring Required Consents in Schedule 3 are personal to the Existing Shareholders as at the date of this Deed and cannot be assigned other than to their Associated Companies or Immediate Relations to whom the relevant Existing Shareholder has Transferred Shares. 35. Rights of Third Parties Except as expressly stated in this Deed, a person who is not a party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999. 36. Counterparts 36.1 This Deed may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Deed by signing any such counterpart. 36.2 Transmission of an executed counterpart of this Deed by email (in PDF, JPEG or other agreed format) or by electronic signing (including by DocuSign or any equivalent platform) shall take effect as delivery of an executed counterpart of this Deed. 37. Governing Law and Jurisdiction 37.1 This Deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of England and Wales. 37.2 Each party irrevocably agree that the courts of England and Wales have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Deed, its subject matter or formation (including non- contractual disputes or claims). Each of the parties irrevocably submits to the jurisdiction of such courts and waives any objection to proceedings in any such court on the ground of venue or on the ground that proceedings have been brought in an inconvenient forum. 38. Process Agent 38.1 Subject to clause 38.4, any party that is not incorporated or resident within the United Kingdom (each a "Relevant Party") shall appoint and thereafter maintain (for so long as any claim may be brought under or in connection with this Deed) the appointment of an agent within England for service of proceedings in relation to any matter arising under or in connection with this Deed (the "Process Agent") as soon as practicable and, in any event, within 28 days of the date of this Deed and service on the Process Agent in accordance with clause 23.2 shall be deemed to be effective service on the Relevant Party. Upon the service of proceedings on a Process Agent appointed by or on behalf of the Relevant Party in relation to any matter arising under or in connection with this Deed, a copy of such proceedings shall also be delivered to that Relevant Party in accordance with clause 22, it being acknowledged and agreed that delivery of or failure to deliver a copy of the proceedings to such Relevant Party shall not prejudice the service of proceedings on its Process Agent. 38.2 A Relevant Party shall notify the other parties in writing of any change in the address of the Process Agent within 28 days of such change. 38.3 Failure by any Process Agent appointed under this clause 38 to notify the Relevant Party of the service of process will not invalidate the proceedings concerned. 38.4 A Relevant Party shall not be required to appoint a Process Agent for so long as any party to this Deed is able to serve proceedings on the Relevant Party without having to take any further action or obtain any further consent than would be required if the Relevant Party had appointed a Process Agent in England. 38.5 If the Process Agent described in clause 38.1 ceases to be able to act as such or to have an address in England, the Relevant Party shall appoint a new Process Agent in England and shall deliver to the parties within 14 calendar days a copy of a written acceptance of appointment by the Process Agent. 38.6 Nothing in this Deed shall affect the right of service of process in any other manner permitted by law. IN WITNESS OF WHICH this document has been executed and delivered as a deed by each of the parties hereto after the Schedules.

SCHEDULE 1: SHAREHOLDERS SHAREHOLDINGS FOLLOWING COMPLETION [***]

SCHEDULE 2: DEED OF ADHERENCE [***]

SCHEDULE 3: RESERVED MATTERS [***]

SCHEDULE 4: BOARD MATTERS [***]

SCHEDULE 5: ADJUSTED EBITDA [***]

SCHEDULE 6: EXTRACTS FROM PREVIOUS SHAREHOLDERS’ AGREEMENTS [***]

SCHEDULE 7: MIP SUMMARY TERMS [***]

SCHEDULE 8: UNDERWRITING FRANCHISE MANAGEMENT FOR EXISTING SUBSIDIARIES [***]

[Signature Page – Project Brio – Shareholders’ Agreement] [Deed signature blocks]